SUBJECT TO COMPLETION, DATED JANUARY 31, 1997

           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JULY 15, 1994

[DELPHI FINANCIAL GROUP LOGO]

                                 $100,000,000
                            DELPHI FUNDING L.L.C.
                          % CAPITAL SECURITIES, SERIES A
             (Liquidation Preference $1,000 Per Capital Security) fully and unconditionally guaranteed, as described herein, by

                         DELPHI FINANCIAL GROUP, INC.
                               ----------------

      The % Capital Securities, Series A (the "Series A Capital Securities"), offered hereby represent preferred limited liability company interests in Delphi Funding L.L.C., a Delaware limited liability company ("Delphi Funding"). Delphi Financial Group, Inc., a Delaware corporation (the "Company"), will be the owner of all the common limited liability interests of Delphi

                            (Continued on next page)
                               ----------------

      See "Risk Factors" beginning on page S-7 hereof for certain information relevant to an investment in the Series A Capital Securities.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH
                                 IT RELATES.
          ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               ----------------

                                                                                Proceeds to
                                           Initial Public        Underwriting    Delphi
                                           Offering Price(1)     Commission (2)  Funding(1)(3)(4)

Per Series A Capital Security.........         $1,000               (3)            $1,000
Total.................................      $100,000,000            (3)         $100,000,000

                                ----------------

(1)    Plus accrued interest, if any, from the date of original issuance.

(2) Delphi Funding and the Company have each agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting".

(3) In view of the fact that the proceeds of the sale of the Series A Capital Securities will be invested in the Series A Subordinated Debentures, the Company has agreed to pay to the Underwriters as compensation for their arranging the investment therein of such proceeds $ per Series A Capital Security (or $ in the aggregate). See "Underwriting".

(4) Expenses of the offering, which are payable by the Company, are estimated to be $ .

                                 ----------------

      The Series A Capital Securities offered hereby are offered by the several Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the Series A Capital Securities will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company in New York, New York, on or about , 1997, against payment therefor in immediately available funds.

                           [Names of Underwriters]


           The date of this Prospectus Supplement is         , 1997

(Cover page continued)

Funding ("Series A Common Securities" and, collectively with the Series A Capital Securities, the "Series A Securities"). Delphi Funding exists for the sole purpose of issuing the Series A Capital Securities and investing the proceeds thereof in $103,093,000 aggregate principal amount of % Junior Subordinated Deferrable Interest Debentures, Series A (the "Series A Subordinated Debentures"), to be issued by the Company. The Series A Subordinated Debentures will mature on , 2027 (which date may be shortened to a date not earlier than , 2017 in certain circumstances as described under "Certain Terms of Series A Subordinated Debentures -- Conditional Right to Shorten Maturity or Redeem upon a Tax Event" upon the occurrence of a Tax Event (as defined herein) if certain conditions are met). The Series A Capital Securities will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation or redemption over the Series A Common Securities. See "Certain Terms of Series A Capital Securities -- Subordination of Series A Common Securities".

      The Series A Capital Securities will constitute "DF Preferred Securities" as described in the accompanying Prospectus. Holders of the Series A Capital Securities will be entitled to receive preferential cumulative cash distributions accruing from the date of original issuance and payable semi-annually in arrears on and of each year, commencing
         , 1997, at the annual rate of % of the Liquidation Amount of $1,000 per Series A Capital Security ("Distributions"). Subject to certain exceptions, as described herein, the Company has the right to defer payment of interest on the Series A Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Series A Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the rate of %, compounded semi-annually, to the extent permitted by applicable law), the Company may elect to begin a new Extension Period subject to the requirements set forth herein. If interest payments on the Series A Subordinated Debentures are so deferred, Distributions on the Series A Capital Securities will also be deferred and the Company will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Company's capital stock or debt securities that rank pari passu with or junior to the Series A Subordinated Debentures. During an Extension Period, interest on the Series A Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Series A Capital Securities are entitled will accumulate) at the rate of % per annum, compounded semi-annually from the relevant payment date for such interest, and holders of Series A Capital Securities will be required to recognize income (in the form of original issue discount) for United States federal income tax purposes. See "Certain Terms of Series A Subordinated Debentures -- Option to Defer Interest Payments" and "Certain Federal Income Tax Consequences -- Potential Deferral of Interest Payments."

(Cover page continued)

      The Series A Subordinated Debentures are unsecured and subordinated to all Senior Indebtedness (as defined in "Certain Terms of Series A Subordinated Debentures -- Subordination") of the Company. Substantially all of the Compa-ny's existing indebtedness constitutes Senior Indebtedness. Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary, including Reliance Standard Life Insurance Company, upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent that the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Series A Subordinated Debentures (and therefore the Series A Capital Securities) will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders thereof should look only to the assets of the Company for payments on the Series A Subordinated Debentures. See "Certain Terms of Series A Subordinated Debentures -- Subordination".

      The Company has, through the Series A Guarantee, the L.L.C. Agreement, the Series A Subordinated Debentures and the Indenture (each as defined herein), taken together, fully, irrevocably and unconditionally guaranteed all of Delphi Funding's obligations under the Series A Capital Securities. See "Relationship Among the Series A Capital Securities, the Series A Subordinated Debentures and the Series A Guarantee -- Full and Unconditional Guarantee". The Series A Guarantee of the Company guarantees the payment of Distributions and payments on liquidation or redemption of the Series A Capital Securities, but only in each case to the extent of funds held by Delphi Funding, as described herein (the "Series A Guarantee"). See "Certain Terms of Series A Guarantee". If the Company does not make interest payments on the Series A Subordinated Debentures held by Delphi Funding, Delphi Funding will have insufficient funds to pay Distributions on the Series A Capital Securities. The Series A Guarantee does not cover payment of Distributions when Delphi Funding has insufficient funds to pay such Distributions. In such event, a holder of Series A Capital Securities may institute a legal proceeding directly against the Company pursuant to the terms of the Indenture to enforce payment of amounts equal to such Distributions to such holder. See "Certain Terms of Series A Subordinated Debentures -- Enforcement of Certain Rights By Holders of Series A Capital Securities". The obligations of the Company under the Series A Guarantee, like its obligations under the Series A Subordinated Debentures, are subordinate to all Senior Indebtedness of the Company.

      The Series A Capital Securities are subject to mandatory redemption, in whole or in part, upon repayment of Series A Subordinated Debentures at maturity or their earlier redemption. The Series A Subordinated Debentures are redeemable prior to maturity at the option of the Company (i) on or after
        , 2007, in whole at any time or in part from time to time, or (ii) at any time in certain circumstances as described under "Certain Terms of Series A Subordinated Debentures -- Conditional Right to Shorten Maturity or Redeem upon a Tax Event", in whole (but not in part), upon the occurrence of a Tax Event. For a description of the redemption prices for the Series A

(Cover page continued)

Capital Securities pursuant to clause (i) or (ii) above, see "Certain Terms of Series A Capital Securities -- Redemption" and "Certain Terms of Series A Subordinated Debentures -- Redemption".

      The Company will have the right at any time to terminate Delphi Funding. In the event of the termination of Delphi Funding, after satisfaction of liabilities to creditors of Delphi Funding as required by applicable law, the holders of the Series A Capital Securities will be entitled to receive a Liquidation Amount of $1,000 per Series A Capital Security plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of such amount in Series A Subordinated Debentures in exchange therefor, subject to certain exceptions. See "Certain Terms of Series A Capital Securities -- Liquidation of Delphi Funding and Distribution of Series A Subordinated Debentures to Holders".

      The Series A Capital Securities will be represented by global certificates registered in the name of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in the Series A Capital Securities will be shown on, and transfers thereof will be effected only through, records maintained by participants in DTC. Except as described in "Book-Entry Issuance", Series A Capital Securities in certificated form will not be issued in exchange for the global certificates.

                             -------------------

      The information in this Prospectus Supplement supplements, and should be read in conjunction with, the information contained in the accompanying Prospectus. As used herein, (i) the "Indenture" means the Subordinated Indenture, as amended and supplemented from time to time, between the Company and
        , as trustee (the "Debenture Trustee"), (ii) the "L.L.C. Agreement" means the Amended and Restated Limited Liability Company Agreement relating to Delphi Funding among the Company and one of its wholly owned subsidiaries and
(iii) the terms "Delphi" and the "Company" refer to Delphi Financial Group, Inc. and all of its subsidiaries, except where another definition is indicated or the context otherwise requires. Each of the other capitalized terms used in this Prospectus Supplement and not otherwise defined in this Prospectus Supplement has the meaning set forth in the accompanying Prospectus.

                             -------------------

      NO EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH, A "PLAN"), NO ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY (A "PLAN ASSET ENTITY"), AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN, MAY ACQUIRE OR HOLD THE SERIES A CAPITAL SECURITIES OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 96-23, 95-50, 91-38, 90-1 OR 84-14 WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THE SERIES A CAPITAL SECURITIES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT IT EITHER (A) IS NOT A PLAN OR PLAN ASSET ENTITY AND IS NOT PURCHASING SUCH SECURITIES ON BEHALF OF OR WITH "PLAN ASSETS" OF ANY PLAN OR (B) IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14 WITH RESPECT TO SUCH PURCHASE OR HOLDING. SEE "CERTAIN ERISA CONSIDERATIONS".

                             -------------------

      IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SERIES A CAPITAL SECURITIES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                               RISK FACTORS

            An investment in the Series A Capital Securities involves a certain degree of risk. Prospective investors should carefully evaluate the following considerations in addition to the other information in this Prospectus Supplement, including the information in the documents incorporated by reference, and the accompanying Prospectus before purchasing any of the securities offered hereby. In addition, because holders of the Series A Capital Securities may receive Series A Subordinated Debentures in exchange therefor upon liquidation of Delphi Funding, prospective purchasers of Series A Capital Securities are also making an investment decision with regard to the Series A Subordinated Debentures and should carefully review all the information regarding the Series A Subordinated Debentures contained herein.

Ranking of Subordinated Obligations Under the Series A Guaran-tee and the Series A Subordinated Debentures

            The obligations of the Company under the Series A Guarantee issued by the Company for the benefit of the holders of Series A Capital Securities and under the Series A Subordinated Debentures are unsecured and rank subordinate and junior in right of payment to all Senior Indebtedness of the Company. Substantially all of the Company's existing indebtedness constitutes Senior Indebtedness. Because the Company is a holding company, the right of the Company to participate in any distribution of the assets of any subsidiary (including RSLIC (as defined herein)) upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent that the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Series A Subordinated Debentures (and therefore the Series A Capital Securities) will be effectively subordinated to all existing and future liabilities of the Compa-ny's subsidiaries, and holders of Series A Subordinated Debentures should look only to the assets of the Company for payments on the Series A Subordinated Debentures. None of the Indenture, the Series A Guarantee or the L.L.C. Agreement places any limitation on the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Company or any of its subsidiaries. See "Description of Debt Securities -- Subordination of Subordinated Debt Securities" in the accompanying Prospectus.

            The ability of Delphi Funding to pay amounts due on the Series A Capital Securities is solely dependent upon the

Company making payments on the Series A Subordinated Debentures as and when required.

Option to Defer Interest Payment; Tax Consequences; Market
Price Consequences

            So long as no event of default under the Indenture has occurred or is continuing, the Company has the right under the Indenture to defer payment of interest on the Series A Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series A Subordinated Debentures. As a consequence of any such deferral, semi-annual Distributions on the Series A Capital Securities by Delphi Funding will also be deferred (and the amount of Distributions to which holders of the Series A Capital Securities are entitled will accumulate additional Distributions thereon at the rate of % per annum, compounded semi-annually from the relevant payment date for such Distributions) during any such Extension Period. During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including other series of Subordinated Debt Securities) that rank pari passu with or junior in interest to the Series A Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Series A Subordinated Debentures (other than (a) dividends or distributions in capital stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Series A Guarantee and (d) purchases of common stock related to the issuance of common stock or rights or options under any of the Company's benefit plans for its directors, officers, employees or other persons within the definition of "employee" for purposes of a registration of shares for an employee benefit plan of the Company, or related to the issuance of common stock or rights under a dividend reinvestment or Stock Purchase Plan, or related to the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest on the Series A Subordinated Debentures, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Series A Subordinated Debentures. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the annual rate of %, compounded semi-annually from the interest payment date for such interest, to the extent permitted by applicable law), the Company may elect to begin a new Extension Period subject to the above requirements. There is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Certain Terms of Series A Capital Securities -- Distributions" and "Certain Terms of Series A Subordinated Debentures -- Option to Defer Interest Payments."

            Should an Extension Period occur, a holder of Series A Capital Securities will be required to accrue income (in the form of original issue discount) in respect of its pro rata share of the Series A Subordinated Debentures held by Delphi Funding for United States federal income tax purposes. As a result, a holder of Series A Capital Securities will be required to include such income in gross income for United States federal income tax purposes in advance of the receipt of cash attributable to such income, and will not receive the cash related to such income from Delphi Funding if the holder disposes of the Series A Capital Securities prior to the record date for the payment of Distributions. See "Certain Federal Income Tax Consequences -- Potential Deferral of Interest Payments" and "-- Sale or Redemption of Series A Capital Securities."

            The Company has no current intention of exercising its right to defer payments of interest on the Series A Subordinated Debentures. However, should the Company elect to exercise such right in the future, the market price of the Series A Capital Securities is likely to be affected. A holder that disposes of its Series A Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Series A Capital Securities.

Tax Event -- Exchange of Series A Capital Securities for
Series A Subordinated Debentures, Shortening of Maturity of
Series A Subordinated Debentures or Redemption

            Upon the occurrence of a Tax Event (whether occurring before or after , 2007), the Company has the right, if certain conditions are met, (i) to terminate Delphi Funding and cause the Series A Subordinated Debentures to be distributed to the holders of the Series A Capital Securities in exchange therefor upon liquidation of Delphi Funding, (ii) to shorten the maturity of the Series A Subordinated Debentures to a date not earlier than , 2017, or (iii) to redeem the Series A Subordinated Debentures in whole (but not in part) within 90 days following the occurrence of such Tax Event and thereby cause a mandatory redemption of the Series A Capital Securities. See "Certain Terms of Series A Subordinated Debentures -- Conditional Right to Shorten Maturity or Redeem upon a Tax Event."

            A "Tax Event" has the meaning set forth under "Certain Terms of Series A Capital Securities -- Redemption" below.

            See "Certain Federal Income Tax Consequences -- Possible Tax Law Changes Affecting the Series A Capital Securities" for a discussion of certain legislative proposals that, if adopted, could give rise to a Tax Event, which may permit the Company to shorten the maturity of the Series A Subordinated Debentures or cause a redemption of the Series A Capital Securities prior to , 2007.

Exchange of Series A Capital Securities for Series A Subordi-nated Debentures

            The Company will have the right at any time to terminate Delphi Funding and, after satisfaction of liabilities to creditors of Delphi Funding as required by applicable law, cause the Series A Subordinated Debentures to be distributed to the holders of the Series A Securities in exchange therefor upon liquidation of Delphi Funding. See "Certain Terms of Series A Capital Securities -- Liquidation of Delphi Funding and Distribution of Series A Subordinated Debentures to Holders."

            Under current United States federal income tax law and interpretations, a distribution of the Series A Subordinated Debentures upon a liquidation of Delphi Funding will not be a taxable event to holders of the Series A Capital Securities. However, if a Tax Event were to occur which would cause Delphi Funding to be subject to United States federal income tax with respect to income received or accrued on the Series A Subordinated Debentures, a distribution of the Series A Subordinated Debentures by Delphi Funding could be a taxable event to Delphi Funding and the holders of the Series A Capital Securities. See "Certain Federal Income Tax Consequences -- Exchange of Series A Capital Securities For Series A Subordinated Debentures."

Shortening of Stated Maturity of Series A Subordinated Deben-tures

            Upon the occurrence of a Tax Event, the Company in certain circumstances will have the right to shorten the maturity of the Series A Subordinated Debentures to a date not earlier than , 2017 and thereby cause the Series A Capital Securities to be redeemed on such earlier date. See "Certain Terms of Series A Subordinated Debentures -- Conditional Right to Shorten Maturity or Redeem upon a Tax Event."

Market Prices

            There can be no assurance as to the market prices for Series A Capital Securities or Series A Subordinated Debentures that may be distributed in exchange for Series A Capital Securities upon liquidation of Delphi Funding. Accordingly, the Series A Capital Securities that an investor may purchase, whether pursuant to the offer made hereby or in any secondary market, or the Series A Subordinated Debentures that a holder of Series A Capital Securities may receive on liquidation of Delphi Funding, may trade at a discount to the price that the investor paid to purchase the Series A Capital Securities offered hereby. As a result of the existence of the Company's right to defer interest payments, the market price of the Series A Capital Securities (which represent beneficial ownership interests in Delphi Funding) may be more volatile than the market prices of debt securities that are not subject to such optional deferrals. See "Certain Terms of Series A Subordinated Debentures."

Rights Under the Series A Guarantee

            The Series A Guarantee guarantees to the holders of the Series A Securities the following payments, to the extent not paid by Delphi Funding: (i) any accumulated and unpaid Distributions required to be paid on the Series A Capital Securities, to the extent that Delphi Funding has funds on hand available therefor at such time, (ii) the redemption price with respect to any Series A Securities called for redemption, to the extent that Delphi Funding has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of Delphi Funding (unless the Series A Subordinated Debentures are distributed to holders of the Series A Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that Delphi Funding has funds on hand available therefor at such time, and (b) the amount of assets of Delphi Funding remaining available for distribution to holders of the Series A Securities after payment of creditors of Delphi Funding as required by applicable law.

            The Series A Guarantee is subordinated as described under "-- Ranking of Subordinated Obligations Under the Series A Guarantee and the Series A Subordinated Debentures."

            The holders of not less than a majority in aggregate Liquidation Amount of the Series A Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee (as defined herein) in respect of the Series A Guarantee. Any holder of the Series A Securities may institute a legal proceeding directly against the Company to enforce its rights under the Series A Guarantee without first instituting a legal proceeding against Delphi Funding, the Guarantee Trustee or any other person or entity. If the Company were to default on its obligation to pay amounts payable under the Series A Subordinated Debentures, Delphi Funding would lack funds for the payment of Distributions or amounts payable on redemption of the Series A Securities or otherwise, and, in such event, holders of the Series A Securities would not be able to rely upon the Series A Guarantee for payment of such amounts. Instead, if an event of default under the Indenture shall have occurred and be continuing and such event is attributable to the failure of the Company to pay interest on or principal of the Series A Subordinated Debentures on the applicable payment date, then a holder of Series A Securities may institute a legal proceeding directly against the Company pursuant to the terms of the Indenture for enforcement of payment to such holder of the principal of or interest on such Series A Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Series A Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Company will have a right of set-off under the Indenture to the extent of any payment made by the Company to such holder of Series A Securities in the Direct Action. Except as described herein, holders of Series A Securities will not be able to exercise directly any other remedy available to the holders of the Series A Subordinated Debentures or assert directly any other rights in respect of the Series A Subordinated Debentures. See "Certain Terms of Series A Subordinated Debentures -- Enforcement of Certain Rights by Holders of Series A Capital Securities," "-- Debenture Events of Default" and "Certain Terms of Series A Guarantee." The L.L.C. Agreement provides that each holder of Series A Securities by acceptance thereof agrees to the provisions of the Series A Guarantee and the Indenture.

Limited Voting Rights

            Holders of Series A Capital Securities generally will have limited voting rights relating only to the modification of the Series A Capital Securities and the exercise of Delphi Funding's rights as holder of Series A Subordinated Debentures and the Series A Guarantee. Holders of Series A Capital Securities will not be entitled to vote to appoint, remove or replace the Managing Members, and such voting rights are vested exclusively in the holder of the Series A Common Securities. However, under certain circumstances holders of Series A Capital Securities will be entitled to appoint a Special Trustee, as described under "Certain Terms of Series A Capital Securities -- Voting Rights; Amendment of L.L.C. Agreement".

Trading Characteristics of Series A Capital Securities

            The Company does not intend to have the Series A Capital Securities listed or approved for quotation on any securities exchange or automated quotation system. The Series A Capital Securities may trade at prices that do not fully reflect the value of accrued and unpaid interest with respect to the underlying Series A Subordinated Debentures. See "Certain Federal Income Tax Consequences -- Potential Deferral of Interest Payments" and "-- Sale or Redemption of Series A Capital Securities" for a discussion of the United States federal income tax consequences that may result from a taxable disposition of the Series A Capital Securities.

Possible Tax Law Changes Affecting the Series A Capital
Securities

            On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Bill"), the revenue portion of President Clinton's budget proposal, was introduced in the 104th Congress. The Bill, if enacted into law, would have, among other things, generally denied interest deductions for interest on an instrument issued by a corporation that has a maximum weighted average maturity of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. The above-described provision of the Bill was proposed to be effective generally for instruments issued on or after December 7, 1995. If this provision were to have applied to the Series A Subordinated Debentures, the Company would not have been able to deduct interest on the Series A Subordinated Debentures. However, on March 29,

1996, the Chairmen of Senate Finance and House Ways and Means Committee issued a joint statement (the "Joint Statement") to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, would be no earlier than the date of appropriate Congressional action. If the principles contained in the Joint Statement were followed and the Bill were enacted, such legislation would not apply to the Series A Subordinated Debentures. Although the 104th Congress adjourned without enacting the Bill, there can be no assurance that future legislative proposals or final legislation will not adversely affect the ability of the Company to deduct interest on the Series A Subordinated Debentures or otherwise affect the tax treatment of the transaction described herein. Such a change could give rise to a Tax Event, which, depending on certain circumstances, could permit the Company to terminate Delphi Funding and cause the Series A Subordinated Debentures to be distributed to the holders of the Series A Capital Securities in exchange therefor upon liquidation of Delphi Funding, to shorten the maturity of the Series A Subordinated Debentures to a date not earlier than , 2017 or to cause a redemption of the Series A Capital Securities before
         , 2007.  See "Certain Terms of Series A Subordinated
Debentures -- Conditional Right to Shorten Maturity or Redeem upon a Tax Event" and "-- Redemption".

Risks Related to the Company

            Control by Rosenkranz & Company. Each share of Class A Common Stock, par value $.01 per share, of the Company (the "Class A Common Stock") is entitled to one vote per share on all matters submitted to a shareholder vote and each share of Class B Common Stock, par value $.01 per share, of the Company (the "Class B Common Stock") is entitled to ten votes per share on all such matters. Each share of Class B Common Stock is convertible at any time into one share of Class A Common Stock. The holders of the Class A Common Stock vote as a separate class to elect one director of the Company. See "Description of Capital Stock of Delphi" in the accompanying Prospectus. As of December 31, 1996, Rosenkranz & Company owns 5,202,944 shares of the Class B Common Stock. This represents approximately 26.3% of the total number of shares of Class A and Class B Common Stock outstanding, on a fully diluted basis. These shares owned by Rosenkranz & Company represent approximately 68.4% of the combined voting power of the shareholders of the Company, on a fully diluted basis. In addition, Robert Rosenkranz, the beneficial owner of the corporate general partner of Rosenkranz & Company, holds an irrevocable proxy to vote or other interest in additional shares of Class B Common Stock representing approximately an 13.9% voting interest, on a fully diluted basis, in the Company. Holders of a majority of such voting power have the power to elect all of the members of the Company's Board of Directors (other than the director elected by the holders of Class A Common Stock) and to determine the outcome of fundamental corporate transactions, including mergers and acquisitions, consolidations and sales of all or substantially all of the assets of the Company. The Company is a party to consulting and other agreements with certain affiliates of Rosenkranz & Company which are expected to continue in accordance with their terms.

            Dependence on Key Personnel. The Company is dependent upon the expertise of certain of its key officers, including Charles O'Brien, President and Chief Executive Officer of RSLIC (as defined herein), with respect to RSLIC's insurance operations, B.K. Werner, Chairman of the Board of Directors of SNCC (as defined herein), with respect to SNCC's insurance operations, and Thomas Sullivan, President of Delphi Capital Management, Inc. ("DCM"), with respect to the Company's investment operations. Robert Rosenkranz, President and Chief Executive Officer of the Company, is actively involved in major strategic decisions. If the Company were to lose the services of any of these key officers, its business could be adversely affected. The Company seeks to retain key personnel through competitive compensation arrangements, including the granting of stock options and other incentives. In addition, as the beneficial owner of the corporate general partner of Rosenkranz & Company, Mr. Rosenkranz has a substantial continuing interest in the Company's operations. The Company owns and is named beneficiary under two life insurance policies issued by The Prudential Insurance Company of America and First Colony Life Insurance Company insuring Mr. Rosenkranz, each such policy having a face amount of $20.0 million.

            Insurance Regulations. The Company's insurance subsidiaries are highly regulated by state insurance authorities in the states in which they are domiciled and the other states in which they conduct business. Such regulations, among other things, limit the amount of dividends and other payments that can be made by such subsidiaries without prior regulatory approval (as described below under "-- Holding Company Structure") and impose restrictions on the amount and type of investments such subsidiaries may have. These regulations also affect many other aspects of the Company's insurance subsidiar-ies' businesses, including, for example, risk-based capital requirements, various reserve requirements and the terms and conditions and manner of sale and marketing of such subsidiar-ies' insurance products. These regulations are intended to protect policyholders rather than investors.

            From time to time, increased scrutiny has been placed upon the insurance regulatory framework, and a number of state legislatures have considered or enacted legislative measures that alter, and in many cases increase, state authority to regulate insurance companies. In addition to legislative initiatives of this type, the National Association of Insurance Commissioners ("NAIC") and insurance regulators have been and are involved in a process of reexamining existing laws and their application to insurance companies. In particular, this reexamination has focused on insurance company investment and solvency issues and, more recently, issues relating to the manner in which insurance products are sold and marketed. In some instances, it has resulted in new interpretations of existing law, the development of new laws and the implementation of non-statutory guidelines. These developments may impact, among other things, the structure of insurance company investment portfolios and the earnings thereon. In addition, the NAIC is currently in the process of comprehensively codifying (and, in certain respects, revising) the statutory accounting principles applicable to insurance companies, which process, when complete, may affect the manner in which insurance companies, including the Company's insurance subsidiaries, report their statutory financial condition and operating results. It is not possible to predict the future impact of changing regulation or accounting practices on the operations of the Company and its insurance subsidiaries.

            Holding Company Structure. Because the Company is a holding company, its ability to meet debt service obligations (including on the Series A Subordinated Debentures), as well as to pay dividends and expenses, will depend upon receipt of sufficient funds from its subsidiaries, as well as the Company's financial resources on a parent company only basis. In addition, the Company has at the parent company level available borrowings under its Third Amended and Restated Credit Agreement dated as of December 5, 1996 among the Company and the lenders named therein. At December 31, 1996, available borrow-ings under such agreement totalled $100 million.

            The Company's other current sources of liquidity include payments made on a surplus debenture (the "Surplus Debenture") issued by RSLIC-Texas (as defined herein) and dividends paid from insurance subsidiaries, primarily generated from operating cash flows and investments. A substantial portion of operating funds is derived from the payments made by RSLIC-Texas on the Surplus Debenture, the unpaid principal balance of which was $58.0 million as of December 31, 1996. These payments are generally funded by dividend payments made by RSLIC to RSLIC-Texas. These dividends are subject to regulatory restrictions and, in the absence of regulatory approval, are generally limited within any 12-month period, in the aggregate, to the greater of RSLIC's statutory net income for the preceding calendar year, or 10% of RSLIC's statutory surplus as of the preceding December 31, determined in accordance with state insurance regulations. RSLIC had funds available for dividend payments during the remainder of 1996, without prior regulatory approval, totalling $19.8 million at Sep-tember 30, 1996. This excludes $15.6 million of statutory earnings generated by the insurance subsidiaries during the first nine months of 1996, which will be available for dividend payments in 1997. SNCC's ability to pay dividends is subject to regulatory and certain other contractual restrictions and, in the absence of the requisite approvals, dividends are generally limited within any 12-month period, in the aggregate, to the lesser of 10% of SNCC's statutory surplus as of the preceding December 31 or SNCC's statutory net income for the preceding calendar year. SNCC had funds available for dividend payments during the remainder of 1996, without prior regulatory approval, totalling $9.2 million at September 30, 1996. Additional dividends may also be paid by RSLIC and SNCC with the requisite approvals.

            Investment Performance and Strategy. The market value of the Company's investments varies depending on economic and market conditions. In addition, in the event that investments are called or redeemed prior to stated maturity, the Company may be unable to reinvest the proceeds in securities with comparable interest rates. The Company may also be required in the future to sell certain investments at a price and a time when the market value of such investments is less than the book value of such investments. As of September 30, 1996, 37.6% of the Company's invested assets consisted of mortgage-backed securities which subject the Company to a degree of extension risk or prepayment risk. As of September 30, 1996, non-investment grade fixed maturity investments, balances with independent investment managers and equity securities represented 8.7%, 4.5% and 4.2% of total invested assets, respectively.

            Competition; Other Factors Affecting Business. The insurance industry is highly competitive. The Company competes with numerous other insurance and financial services companies both in connection with sales of insurance and asset accumulation products and in acquiring blocks of business. Many of these organizations have substantially greater asset bases, higher ratings from ratings agencies, larger and more diversified portfolios of insurance products and larger agency sales operations. Competition in asset accumulation product markets is also encountered from the expanding number of banks, securities brokerage firms and other financial intermediaries marketing alternative savings products, such as mutual funds, traditional bank investments and retirement funding alternatives.

            The Company believes that its reputation in the marketplace, quality of service and investment returns have enabled it to compete effectively for new insurance business in its targeted markets. The Company reacts to changes in the marketplace generally by focusing on products with adequate margins and attempting to avoid those with low margins. The Company believes that its smaller size, relative to some of its competitors, enables it to more easily tailor its products to the demands of customers.

            Changing economic conditions can have an impact on underwriting results for the Company's insurance products and the performance of the Company's investment portfolio. The Company's profitability is also significantly affected by its investment results.

                       DELPHI FINANCIAL GROUP, INC.

            The Company is an insurance holding company engaged through its subsidiaries in offering a diverse portfolio of group employee benefit products including life, long-term disability, excess workers' compensation and personal accident insurance. The Company also offers asset accumulation products (primarily annuities) to individuals and groups. The Company offers its insurance products in all 50 states and the District of Columbia. The Company's two product categories are group employee benefit products and asset accumulation products.

            The Company was organized as a Delaware corporation in 1987 for the purpose of acquiring, through its wholly owned subsidiary, Reliance Standard Life Insurance Company of Texas, a Texas life insurance company ("RSLIC-Texas"), all of the common stock of Reliance Standard Life Insurance Company, an Illi-nois life insurance company ("RSLIC"), and its subsidiary, First Reliance Standard Life Insurance Company, a New York life insurance company, which companies had historically engaged in the sale of insurance products targeted principally to the employee benefits market. Since the acquisition, in addition to a continued focus on the employee benefits market, the Com-pany's operating strategy has emphasized the acquisition of blocks of insurance business and the active management of the Company's investment portfolio. In the third quarter of 1995, the Company began to market its new single premium deferred annuity products, including a product with a market value adjustment feature.

            In March 1996, SIG Holdings, Inc. ("SIG") was merged into the Company. SIG, through its subsidiary Safety National Casualty Corporation ("SNCC"), specializes in providing excess workers' compensation products to the self-insured market. SNCC, founded in 1942, operates in 49 states and is one of the oldest continuous writers of excess workers' compensation insurance in the United States.

            Rosenkranz & Company, the corporate general partner of which is beneficially owned by Robert Rosenkranz, Chairman of the Board, President and Chief Executive Officer of the Company, has approximately a 26.3% equity interest and approximately a 68.4% voting interest, on a fully diluted basis, in the Company. In addition, Mr. Rosenkranz holds an irrevocable proxy to vote or other interest in additional shares of Class B Common Stock representing approximately an 13.9% voting interest, on a fully diluted basis, in the Company.

                           DELPHI FUNDING L.L.C.

            Delphi Funding, a subsidiary of Delphi, is a limited liability company organized under the laws of the State of Del-aware. All of its limited liability company interests (other than DF Preferred Securities) are beneficially owned by Delphi and are non-transferable. Delphi Funding's registered office in the State of Delaware is c/o Delphi Financial Group, Inc., 1105 North Market Street, Suite 1230, P.O. Box 8985, Wilmington, Delaware 19899, telephone: (302) 478-5142. Delphi Funding has no board of directors, and all of its business and affairs will be conducted by Delphi and one of its wholly owned subsidiaries, as managers (the "Managing Members"). The location of the principal executive offices of the Managing Members is set forth under "The Company" in the accompanying Prospectus. Delphi Funding exists solely for the purpose of issuing the Series A Securities and lending the net proceeds from the sale thereof to Delphi by purchasing the Series A Subordinated Debentures.

                            SELECTED HISTORICAL FINANCIAL DATA
                      (dollars in thousands, except per share data)

      The selected historical financial data of the Company set forth below for each of the five years ended December 31, 1995, 1994, 1993, 1992 and 1991, were derived from the audited consolidated financial statements incorporated herein by reference. The financial data for the nine months ended September 30, 1996 and 1995 are derived from the unaudited financial statements of the Company. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which the Company considers necessary for a fair presentation of the financial position and results of operations for these periods. Operating results for the nine months ended September 30, 1996 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 1996. The data should be read in conjunction with the consolidated financial statements, related notes and other financial information and "Management's Discussion and Analysis of Financial Condition and Results of Operations" set forth in the Company's periodic reports which are incorporated herein by reference.

                                                                         Nine Months
                                                                            Ended
                                    Year Ended December 31,            September 30,
                             1995     1994     1993     1992     1991   1996    1995
                                                                         (Unaudited)

Income Statement Data:
  Insurance premiums and
    policyholder fees:
     Group employee benefit
       products(1)....... $257,079 $233,697 $206,587 $178,737 $154,316 $241,515 $187,805
     Annuities...........    2,121    1,716    6,285    3,086    8,020    1,490    1,625
     Other insurance
       products(2).......    1,702   13,099   22,047   21,065   18,063    1,300    1,242
  Net investment
    income(1)............  117,112  106,576  177,374  133,515  133,075  112,958   87,528
  Net realized investment
    gains (losses).......      704   10,213   13,963   19,115   19,267  (5,934)  (2,843)
                               ---   ------   ------   ------   ------  ------   ------
     Total revenue.......  378,718  365,301  426,256  355,518  332,741  351,239  275,357
  Benefits and
    expenses(1)..........  314,549  315,407  335,685  298,416  286,596  279,978  230,293
                           -------  -------  -------  -------  -------  -------  -------
  Income from continuing
    operations before
    interest and income
    tax expense..........   64,169   49,894   90,571   57,102   46,145   71,351   45,064
  Interest expense(1)....   13,257   12,252   17,720   19,949   22,160   13,816   10,161
  Income tax expense.....   18,170   11,698   26,098   12,513    7,195   19,444   12,066
                            ------   ------   ------   ------    -----   ------   ------
  Income from continuing
    operations........... $ 32,742 $ 25,944 $ 46,753 $ 24,640 $ 16,790 $ 38,091 $ 22,837
                          ======== ======== ======== ======== ======== ======== ========
  Net income(3).......... $ 30,464 $ 25,818 $ 34,746 $ 23,659 $ 16,790 $ 31,490 $ 21,597
                          ======== ======== ======== ======== ======== ======== ========
  Ratio of earnings to
    fixed charges(4).....    4.60x    3.87x    4.93x    2.79x    2.05x    4.97x    4.23x
                             ====     ====     ====     ====     ====     ====     ====



                                                                          Nine Months
                                                                             Ended
                                    Year Ended December 31,               September 30,
                             1995     1994     1993     1992     1991     1996     1995
                                                                            (Unaudited)

Per Share Data(5):
  Income from continuing
    operations excluding
    realized investment
    gains (losses).......    $2.22    $1.33    $3.28    $1.36    $0.23    $2.28    $1.70
  Income from continuing
    operations...........    $2.25    $1.79    $3.64    $1.98    $1.18    $2.07    $1.57
  Net income(3)..........    $2.10    $1.78    $2.70    $1.90    $1.18    $1.71    $1.49
  Fully diluted book value
    per share(7)(11).....   $15.32   $11.72   $13.95   $10.56    $8.02   $16.75   $13.86
  Weighted average
    shares outstanding
    (000's)(1)(8)........   14,532   14,495   12,856   12,421   14,202   18,420   14,525

Other Data:
  Return on average
    equity(9)............    16.6%    10.9%    25.5%    15.2%     3.2%    20.0%    17.9%
  Interest coverage
    ratio................    4.84x    4.07x    5.11x    2.86x    2.08x    5.64x    4.43x


                                                    Year Ended December 31,               September 30,
                                  1995          1994        1993        1992           1991        1996
                                                                                          (Unaudited)

Balance Sheet Data (at period end)(1):
  Total investments(10)........  $1,791,531   $1,965,154   $2,041,774   $1,881,880   $1,786,939   $2,247,294
  Total assets(10).............   2,323,010    2,472,776    2,344,321    2,211,751    2,026,417    2,862,170
  Long-term debt...............     134,611      159,577      159,545      164,274      173,187      234,060
  Shareholders' equity(11).....     222,815      170,382      200,968      129,046      114,395      324,968
  Debt to total capital-
    ization ratio(12)..........      37.7%        48.4%        44.3%        56.0%        60.2%        41.9%


(1) Reflects the acquisition of excess workers' compensation business acquired as a result of the merger with SIG in March 1996.

(2)    Includes individual life insurance business which was exited in July
       1994.

(3) The Company discontinued its long-term care business in 1996. After-tax oper- ating losses on this business totaled $2.3 million and $0.1 million for the years ended December 31, 1995 and 1994, respectively, and $0.8 million and $1.2 million for the nine months ended September 30, 1996 and 1995, respec- tively. The Company also recorded a one-time after tax charge of $5.8 million in 1996 attributable to the discontinuance of this product line. Addition- ally, the Company has incurred after-tax extraordinary losses associated with the early extinguishment of debt. These losses totaled $12.0 million and $0.4 million for the years ended December 31, 1993 and 1992, respectively. The Company also recognized an after-tax charge of $0.6 million related to the cumulative effect of a change in accounting for post-retirement benefits other than pensions in the year ended December 31, 1992.

(4) In computing the ratio of earnings to fixed charges, fixed charges consist of interest expense, including amortization of debt discount, and such portion of rental expense as is estimated to be representative of the interest factor, all on a pre-tax basis. Earnings are pre-tax income from continuing operations, plus fixed charges.

(5) Prior periods have been restated to reflect the 20% stock dividend distributed on September 30, 1996.

(6) Adjusted for accelerated amortization of deferred acquisition costs of $6.9 million and $7.4 million in 1993 and 1992, respectively, primarily related to realized investment gains.

(7) Fully diluted book value per share is calculated by dividing shareholders' equity, as increased by the proceeds of the assumed exercise of outstanding stock options, by total shares outstanding, also increased by shares issued upon exercise of the options.

(8) Weighted average shares outstanding in 1991 reflect dilution as a result of including a warrant to purchase 2.5 million shares of Class B Common Stock which was retired in February 1992. Weighted average shares outstanding in 1995, 1994 and 1993 reflect the offering of 2.1 million shares of Class A Common Stock in October 1993.

(9) Return on average equity is calculated by dividing income from continuing operations by average shareholders' equity, excluding realized investment gains and losses, discontinued operations, extraordinary items and changes in accounting principles, as determined as of the beginning and end of each year.

(10) The Company consummated two annuity acquisitions during 1992 and, in connection therewith, received $209.5 million in cash and securities, which is included in the figure shown.

(11) In 1994, the Company adopted the provisions of Statement of Financial Account- ing Standards No. 115, "Accounting for Certain Investments in Debt and Equity

       Securities" ("SFAS No. 115"). For the years ended December 31, 1995 and 1994 and the nine months ended September 30, 1996, the effect of adopting SFAS No. 115 was a reduction of shareholders' equity of $35.2 million, $58.2 million and $42.7 million, respectively.

(12) Total capitalization is the sum of the Company's long-term debt and sharehold- ers' equity.

               CERTAIN TERMS OF SERIES A CAPITAL SECURITIES

      The following summary of certain terms and provisions of the Series A Capital Securities supplements the description of the terms and provisions of the Preferred Securities set forth in the accompanying Prospectus under the heading "Delphi Funding L.L.C. -- DF Preferred Securities", to which description reference is hereby made. The Series A Capital Securities constitute "DF Preferred Securities" as such term is used in the Prospectus. This summary of certain terms and provisions of the Series A Capital Securities, which describes the material provisions thereof, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the L.L.C. Agreement, to which reference is hereby made. The form of the L.L.C. Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and accompanying Prospectus form a part.

General

      Pursuant to the terms of the L.L.C. Agreement, Delphi Funding will issue the Series A Capital Securities and the Series A Common Securities. The Series A Capital Securities will be limited to $100,000,000 aggregate Liquidation Amount outstanding. The Series A Capital Securities represent preferred limited liability company interests in Delphi Funding and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Series A Common Securities of Delphi Funding, as well as other benefits as described in the L.L.C. Agreement; otherwise, the Series A Capital Securities will rank pari passu, and payments will be made thereon pro rata, with the Series A Common Securities. See "-- Subordination of Series A Common Securities". Legal title to the Series A Subordinated Debentures will be held by Delphi Funding. Delphi Funding is and will be managed by the Managing Members at all times while the Series A Capital Securities are outstanding and the Managing Members are and will be the sole members of Delphi Funding which are managers of Delphi Funding. Except in connection with the appointment of a Special Trustee (as described below under "-- Voting Rights; Amendment of L.L.C. Agreement"), holders of Series A Capital Securities will not have the right to remove or replace the Managing Members. The Series A Guarantee will be a guarantee on a subordinated basis with respect to the Capital Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of the Series A Capital Securities when Delphi Funding does not have funds on hand available to make such payments. See "Certain Terms of Series A Guarantee".

Distributions

      Distributions on each Series A Capital Security will be payable at the annual rate of % of the stated Liquidation Amount of $1,000, payable semi-annually in arrears on and of each year, to the holders of the Series A Capital Securities on the relevant record dates. The record dates for the Series A Capital Securities will be, for so long as the Series A Capital Securities remain in book-entry form, one Business Day (as defined in the L.L.C. Agreement) prior to the relevant Distribution payment date and, in the event the Series A Capital Securities are not in book-entry form, fifteen days prior to the relevant Distribution payment date. Distributions on the Series A Capital Securities will be cumulative. Distributions will accumulate from the date of original issuance. The first Distribution payment date for the Series A Capital Securities will be , 1997. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the Series A Capital Securities is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable.

      So long as no event of default under the Indenture has occurred and is continuing, the Company has the right under the Indenture to defer payment of interest on the Series A Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series A Subordinated Debentures. As a consequence of any such deferral of interest payments by the Company, semi-annual Distributions on the Series A Capital Securities by Delphi Funding will also be deferred during any such Extension Period. Distributions to which holders of the Series A Capital Securities are entitled will accumulate additional Distributions thereon at the rate per annum of % thereof, compounded semi-annually from the relevant payment date for such Distributions. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including other series of Subordinated Debt Securities) that rank pari passu with or junior in interest to the Series A Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Series A Subordinated Debentures (other than (a) dividends or distributions in capital stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Series A Guarantee and
(d) purchases of common stock related to the issuance of common stock or rights or options under any of the Company's benefit plans for its directors, officers, employees or other persons within the definition of "employee" for purposes of a registration of shares for an employee benefit plan of the Company, related to the issuance of common stock or rights under a dividend reinvestment and stock purchase plan, or related to the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest on the Series A Subordinated Debentures, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Series A Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the rate of %, compounded semi-annually, to the extent permitted by applicable law), the Company may elect to begin a new Extension Period. There is no limitation on the number of times that the Company may elect to begin a new Extension Period. See "Certain Terms of Series A Subordinated Debentures -- Option to Defer Interest Payments" and "Certain Federal Income Tax Consequences -- Potential Deferral of Interest Payments".

      The revenue of Delphi Funding available to holders of its Series A Capital Securities will be limited to payments under the Series A Subordinated Debentures. See "Certain Terms of Series A Subordinated Debentures." If the Company does not make interest payments on the Series A Subordinated Debentures, Delphi Funding will not have funds to pay Distributions on the Series A Capital Securities. The payment of Distributions (if and to the extent Delphi Funding has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Company on a limited basis as set forth herein under "Certain Terms of Series A
Guarantee".

      The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Series A Subordinated Debentures.

Redemption

      Mandatory Redemption. Upon the repayment or redemption, in whole or in part, of the Series A Subordinated Debentures, whether at Stated Maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by Delphi Funding to redeem a Like Amount (as defined below) of the Series A Securities, upon not less than 30 nor more than 60 days notice prior to the date fixed for repayment or redemption, at a redemption price, with respect to the Series A Capital Securities (the "Redemption Price"), equal to the aggregate Liquidation Amount of such Series A Capital Securities plus accumulated and unpaid Distributions thereon to the date of redemption (the "Redemption Date") and the related amount of the premium, if any, paid by the Company upon the concurrent redemption of such Series A Subordinated Debentures. See "Certain Terms of Series A Subordinated Debentures -- Redemption." If less than all of the Series A Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption, including any premium paid by the Company, shall be allocated to the redemption pro rata of the Series A Capital Securities and the Series A Common Securities.

      The Company has the right to redeem the Series A Subordinated Debentures
(i) on or after , 2007, in whole at any time or in part from time to time or
(ii) at any time, in certain circumstances as described under "Certain Terms of Series A Subordinated Debentures -- Conditional Right to Shorten Maturity or Redeem upon a Tax Event", in whole (but not in part) within 90 days following the occurrence of a Tax Event. A redemption of the Series A Subordinated Debentures would cause a mandatory redemption of a Like Amount (as defined below) of the Series A Capital Securities and Series A Common Securities.

      The Redemption Price, in the case of a redemption under (i) above, shall equal the following prices expressed in percentages of the Liquidation Amount together with accrued Distributions to but excluding the Redemption Date. If redeemed during the 12-month period beginning :

                                                        Redemption
            Year                                           Price

            2007......................................    %
            2008......................................
            2009......................................
            2010......................................
            2011......................................
            2012......................................
            2013......................................
            2014......................................
            2015......................................
            2016......................................

and at 100% on or after          , 2017.

      The Redemption Price, in the case of a redemption following a Tax Event as described under (ii) above, shall be equal to the aggregate Liquidation Amount of such Series A Capital Securities plus accumulated and unpaid Distributions thereon to the Redemption Date.

      "Like Amount" means (i) with respect to a redemption of Series A Securities, Series A Securities having a Liquidation Amount equal to that portion of the principal amount of Series A Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to the Series A Common Securities and to the Series A Capital Securities pro rata based upon the relative Liquidation Amounts of such classes and the proceeds of which will be used to pay the Redemption Price of such Series A Securities, and (ii) with respect to a distribution of Series A Subordinated Debentures to holders of Series A Securities in exchange therefor in connection with a dissolution or liquidation of Delphi Funding, Series A Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Series A Securities of the holder to whom such Series A Subordinated Debentures would be distributed.

      "Liquidation Amount" means the stated amount of $1,000 per Series A Security.

      A "Tax Event" means, with respect to Series A Subordinated Debentures held by Delphi Funding, the receipt by Delphi Funding of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such proposed change, pronouncement or decision is announced on or after the date of issuance of the Series A Capital Securities under the L.L.C. Agreement, there is more than an insubstantial risk that (i) Delphi Funding is, or will be within 90 days of the date of such opinion, taxable as a corporation for United States federal income tax purposes or is otherwise subject to United States federal income tax with respect to income received or accrued on the Series A Subordinated Debentures, (ii) interest payable by the Company on the Series A Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes or (iii) Delphi Funding is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges. With respect to Series A Subordinated Debentures which are no longer held by Delphi Funding, "Tax Event" means the receipt by the Company of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of issuance of the Series A Subordinated Debentures under the Indenture, there is more than an insubstantial risk that interest payable by the Company on the Series A Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes (each of the circumstances referred to in clauses (i), (ii) and (iii) of the preceding sentence and the circumstances referred to in this sentence being referred to herein as an "Adverse Tax Consequence").

      See "Certain Federal Tax Law Consequences -- Possible Tax Law Changes Affecting the Series A Capital Securities" for a discussion of certain legislative proposals that, if adopted, could give rise to a Tax Event, which may permit the Company to shorten the Stated Maturity of the Series A Subordinated Debentures or cause a redemption of the Series A Capital Securities prior to , 2007.

Redemption Procedures

      The Series A Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Series A Subordinated Debentures. Redemptions of the Series A Capital Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that Delphi Funding has funds on hand available for the payment of such Redemption Price. See also "-- Subordination of Series A Common Securities".

      If Delphi Funding gives a notice of redemption in respect of the Series A Capital Securities, which are in book-entry form then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, Delphi Funding will deposit irrevocably with the depository funds sufficient to pay the applicable Redemption Price and will give the depository irrevocable instructions and authority to pay the Redemption Price to the holders of such Series A Capital Securities. See "Book-Entry Issuance". If such Series A Capital Securities are no longer in book-entry form, Delphi Funding, to the extent funds are available, will irrevocably deposit with the paying agent for the Series A Capital Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Series A Capital Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Series A Capital Securities called for redemption shall be payable to the holders of such Series A Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Series A Capital Securities so called for redemption will cease, except the right of the holders of such Series A Capital Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Series A Capital Securities will cease to be outstanding. In the event that any date fixed for redemption of Series A Capital Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Series A Capital Securities called for redemption is improperly withheld or refused and not paid either by Delphi Funding or by the Company pursuant to the Series A Guarantee as described under "Certain Terms of Series A Guarantee", Distributions on such Series A Capital Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by Delphi

Funding for such Series A Capital Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

      Subject to applicable law (including, without limitation, United States federal securities law), the Company or its subsidiaries may at any time and from time to time purchase outstanding Series A Capital Securities by tender, in the open market or by private agreement.

      Payment of the Redemption Price on the Series A Capital Securities and any distribution of Series A Subordinated Debentures to holders of Series A Capital Securities shall be made to the applicable recordholders thereof as they appear on the register for the Series A Capital Securities on the relevant record date, which shall be one Business Day prior to the relevant Redemption Date or liquidation date, as applicable; provided, however, that in the event that any Series A Capital Securities are not in book-entry form, the relevant record date for such Series A Capital Securities shall be 15 days prior to the Redemption Date or liquidation date, as applicable, or as otherwise specified in the applicable Prospectus Supplement.

      If less than all of the Series A Capital Securities and Series A Common Securities issued by Delphi Funding are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Series A Capital Securities and Series A Common Securities to be redeemed shall be allocated pro rata to the Series A Capital Securities and the Series A Common Securities based upon the relative Liquidation Amounts of such classes. The particular Series A Capital Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Managing Members from the outstanding Series A Capital Securities not previously called for redemption, by such method as the Managing Members shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of the Liquidation Amount of Series A Capital Securities of a denomination larger that $1,000. The Managing Members shall promptly notify the registrar in writing of the Series A Capital Securities selected for redemption and, in the case of any Series A Capital Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of the L.L.C. Agreement, unless the context otherwise requires, all provisions relating to the redemption of the Series A Capital Securities shall relate, in the case of any Series A Capital Securities redeemed or to be redeemed only in part, to the portion of the aggregate

Liquidation Amount of Series A Capital Securities which has been or is to be redeemed.

      Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Series A Securities to be redeemed at its registered address. Unless the Company defaults in payment of the Redemption Price on the Series A Subordinated Debentures, on and after the Redemption Date interest will cease to accrue on such Series A Subordinated Debentures or portions thereof (and Distributions will cease to accrue on the Series A Capital Securities or portions thereof) called for redemption.

Subordination of Series A Common Securities

      Payment of Distributions on, and the Redemption Price of, the Series A Capital Securities and Series A Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of such Series A Capital Securities and Series A Common Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, Series A Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of Series A Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Series A Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the outstanding Series A Capital Securities then called for redemption, shall have been made or provided for, and all funds available to Delphi Funding shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Series A Capital Securities then due and payable.

      Under certain circumstances, including without limitation certain events of default, the holders of the Series A Capital Securities will be entitled to appoint a Special Trustee as described below under "-- Voting Rights; Amendment of L.L.C. Agreement." Under such circumstances, the Company as holder of the Series A Common Securities will be deemed to have waived any right to act with respect to any such circumstances under the L.L.C. Agreement until the effect of all such circumstances with respect to the Series A Capital Securities have been cured, waived or otherwise eliminated. Until all such circumstances with respect to the Series A Capital Securities have been so cured, waived or otherwise eliminated, the Special Trustee shall act solely on behalf of the holders of the Series A Capital Securities and not on behalf of the Company as holder of the Series A Common Securities, and only the holders of the Series A Capital Securities will have the right to direct the Special Trustee to act on their behalf.

Liquidation of Delphi Funding and Distribution of Series A Sub-ordinated Debentures to Holders

      The Company will have the right at any time to dissolve Delphi Funding and, after satisfaction of the liabilities of creditors of Delphi Funding as provided by applicable law, cause the Series A Subordinated Debentures to be distributed to the holders of the Series A Capital Securities in exchange therefor upon liquidation of Delphi Funding.

      Pursuant to the L.L.C. Agreement, Delphi Funding shall automatically terminate upon expiration of its term and shall terminate on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Holder of the Series A Common Securities; (ii) the distribution of a Like Amount of the Series A Subordinated Debentures to the holders of its Series A Securities, if the Company has given written direction to the Managing Members to terminate Delphi Funding; (iii) redemption of all of the Series A Capital Securities as described under "-- Redemption -- Mandatory Redemption"; and (iv) the entry of an order for the dissolution of Delphi Funding by a court of competent jurisdiction.

      If an early termination occurs as described in clause (i), (ii) or (iv) above, Delphi Funding shall be liquidated by the Managing Members as expeditiously as the Managing Members determine to be possible by distributing, after satisfaction of liabilities to creditors of Delphi Funding as provided by applicable law, to the holders of Series A Securities in exchange therefor a Like Amount of the Series A Subordinated Debentures, unless such distribution is determined by the Managing Members not to be practical, in which event such holders will be entitled to receive out of the assets of Delphi Funding available for distribution to holders, after satisfaction of liabilities to creditors of Delphi Funding as provided by applicable law, an amount equal to, in the case of holders of Series A Capital Securities, the aggregate of the Liquidation Amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because Delphi Funding has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by Delphi Funding on the Series A Capital Securities shall be paid on a pro rata basis. The holder of the Series A Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its Series A Capital Securities, except that if a Debenture Event of Default has occurred and is continuing, the Series A Capital Securities shall have a priority over the Series A Common Securities.

      After the liquidation date fixed for any distribution of the Series A Subordinated Debentures, the Series A Capital Securities will no longer be deemed to be outstanding and DTC or its nominee, as the registered holder of the Series A Capital Securities, will receive a registered global certificate or certificates representing the Series A Subordinated Debentures to be delivered upon such distribution with respect to Series A Capital Securities held by the depository or its nominee. Any certificates representing the Series A Capital Securities not held by the depository or its nominee will be deemed to represent the Series A Subordinated Debentures having a principal amount equal to the stated Liquidation Amount of the Series A Capital Securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on the Series A Capital Securities, until such certificates are presented to the security registrar for the Series A Securities for transfer or reissuance.

      If the Company does not redeem the Series A Subordinated Debentures prior to maturity and Delphi Funding is not liquidated and the Series A Subordinated Debentures are not distributed to holders of the Series A Capital Securities, the Series A Capital Securities will remain outstanding until the repayment of the Series A Subordinated Debentures and the distribution of the Liquidation Distribution of the holders of the Series A Capital Securities.

      Under current United States federal income tax law and interpretations, a distribution of Series A Subordinated Debentures in exchange for the Series A Capital Securities will not be a taxable event to holders of the Series A Capital Securities. Should there be a change in law, a change in legal interpretation, a Tax Event or other circumstances, however, the distribution could be a taxable event to holders of the Series A Capital Securities. See "Certain Federal Income Tax Consequences -- Exchange of Series A Capital Securities for Series A Subordinated Debentures". If the Company elects neither to redeem the Series A Subordinated Debentures prior to maturity nor to liquidate Delphi Funding and distribute the Series A Subordinated Debentures to holders of the Series A Capital Securities in exchange therefor, the Series A Capital Securities will remain outstanding until the Stated Maturity of the Series A Subordinated Debentures.

      If Delphi Funding is terminated and the Series A Subordinated Debentures are distributed to holders of the Series A Capital Securities in exchange therefor upon liquidation of Delphi Funding, the Company shall continue to have the right to shorten the maturity of or to redeem the Series A Subordinated Debentures in certain circumstances upon the occurrence of a Tax Event, as described under "Certain Terms of Series A Subordinated Debentures -- Conditional Right to Shorten Maturity or Redeem upon a Tax Event".

      There can be no assurance as to the market prices for the Series A Capital Securities or the Series A Subordinated Debentures that may be distributed in exchange for Series A Capital Securities if a termination and liquidation of Delphi Funding were to occur. Accordingly, the Series A Capital Securities that an investor may purchase, or the Series A Subordinated Debentures that the investor may receive on termination and liquidation of Delphi Funding, may trade at a discount to the price that the investor paid to purchase the Series A Capital Securities offered hereby.

Events of Default; Notice

      Any one of the following events constitutes an "Event of Default" under the L.L.C. Agreement with respect to the Series A Capital Securities issued thereunder (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

           (i) the occurrence of a Debenture Event of Default under the Indenture (see "Certain Terms of Series A Subordinated Debentures -- Debenture Events of Default"); or

          (ii) default by Delphi Funding in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

         (iii) default by Delphi Funding in the payment of any Redemption Price of any Series A Security when it becomes due and payable; or

          (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Managing Members in the L.L.C. Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the defaulting Managing Members by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Series A Capital Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the L.L.C. Agreement; or

           (v) the occurrence of certain events of bankruptcy or insolvency with respect to any Managing Member and the failure by the Company to appoint a successor Managing Member within 90 days thereof.

      Within five Business Days after the occurrence of any Event of Default actually known to the Managing Members, the Managing Members shall transmit notice of such Event of Default to the holders of Series A Capital Securities and the Company, unless such Event of Default shall have been cured or waived. The Company and the Managing Members are required to file annually with Delphi Funding a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the L.L.C. Agreement.

      If a Debenture Event of Default has occurred and is continuing, the Series A Capital Securities shall have a preference over the Series A Common Securities as described above. See "-- Subordination of Series A Common Securities" and "-- Liquidation of Delphi Funding and Distribution of Series A Subordinated Debentures to Holders". The existence of an Event of Default does not entitle the holders of Series A Capital Securities to accelerate the maturity thereof.

Removal of Managing Members

      Any Managing Member may be removed at any time by the Holder of the Series A Common Securities. Except in connection with the appointment of a Special Trustee (as described below under "-- Voting Rights; Amendment of L.L.C. Agreement"), holders of the Series A Capital Securities shall not have the right to vote to appoint, remove or replace the Managing Members. No resignation or removal of a Managing Member and no appointment of a successor or a Special Trustee shall be effective until the acceptance of appointment by the successor in accordance with the provisions of the L.L.C. Agreement.

Merger or Consolidation of Managing Members

       Any Person into which any Managing Member that is not a natural person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any Managing Member shall be a party, or any Person succeeding to the relevant business of any Managing Member, shall be the successor of such Managing Member under the L.L.C. Agreement, provided such Person shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of
Delphi Funding.

      Delphi Funding may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except as described below. Delphi Funding may, at the request of the Company, with the consent of the Managing Members and without the consent of the holders of the Series A Capital Securities, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a limited liability company organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of Delphi Funding with respect to the Series A Capital Securities or (b) substitutes for the Series A Capital Securities other securities having substantially the same terms as the Series A Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Series A Capital Securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly appoints the managing members of such successor entity possessing the same powers and duties as the Managing Members,
(iii) the Successor Securities are listed, or any Successor Securities will be listed upon notifications of issuance, on any national securities exchange or other organization on which the Series A Capital Securities are then listed, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Series A Capital Securities to be downgraded by any nationally recognized statistical rating organization which gives ratings on the Series A Capital Securities, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Series A Capital Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose identical to that of Delphi Funding, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to Delphi Funding experienced in such matters to the effect that such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Series A Capital Securities (including any Successor Securities) in any material respect, and (viii) the Company or any permitted successor or assignee owns all of the Series A Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Series A Guarantee. Notwithstanding the foregoing, Delphi Funding shall not, except with the consent of holders of 100% in Liquidation Amount of the Series A Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause Delphi Funding or the successor entity to be taxable as a corporation for United States federal income tax purposes.

Voting Rights; Amendment of L.L.C. Agreement

      Except as provided below and under "Certain Terms of Series A Guarantee -- Amendments and Assignment" and as otherwise required by law and the L.L.C. Agreement, the holders of the Series A Capital Securities will have no voting rights.

      The L.L.C. Agreement may be amended from time to time by the Company as holder of the Series A Common Securities and the Managing Members, without the consent of the holders of the Series A Capital Securities (i) to cure any ambiguity, correct or supplement any provisions in the L.L.C. Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the L.L.C. Agreement, which shall not be inconsistent with the other provisions of the L.L.C. Agreement, or (ii) to modify, eliminate or add to any provisions of the L.L.C. Agreement to such extent as shall be necessary to ensure that Delphi Funding will not be taxable as a corporation for United States federal income tax purposes at all times that any Series A Securities are outstanding; provided, however, that in the case of either clause (i) or clause (ii), such action shall not adversely affect in any material respect the interests of any holder of Series A Capital Securities, and any amendments of the L.L.C. Agreement shall become effective when notice thereof is given to the holders of Series A Securities. Each L.L.C. Agreement may be amended by the Managing Members and the Company with (i) the consent of holders representing not less than a majority (based upon Liquidation Amounts) of the outstanding Series A Securities, and (ii) receipt by the Managing Members of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Managing Members in accordance with such amendment will not affect Delphi Funding's status for United States federal income tax purposes or cause Delphi Funding to be taxable as a corporation for United States federal income tax purposes, provided that without the consent of each holder of Series A Securities, the L.L.C. Agreement may not be amended to (i) change the amount or timing to any Distribution on the Series A Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Series A Securities as of a specified date or (ii) restrict the right of a holder of Series A Securities to institute suit for the enforcement of any such payment on or after such date.

      If (i) Delphi Funding fails to pay dividends in full (including any arrearages) on the Series A Capital Securities for 3 consecutive semi-annual periods (including any such failure caused by a determination by the Company to defer interest payments on the Series A Subordinated Debentures as described under "Description of the Series A Subordinated Debentures -- Option to Defer Interest Payments"); (ii) an Event of Default (as defined under "Description of the Series A Subordinated Debentures -- Debenture Events of Default") occurs and is continuing with respect to the Series A Subordinated Debentures; or (iii) the Company is in default under any of its payment obligations under the Series A Guarantee (as described under "Certain Terms of Series A Guarantee"), then the holders of a majority of the aggregate Liquidation Amount of the Series A Capital Securities will be entitled to appoint and authorize a Special Trustee to enforce Delphi Funding's rights under the Series A Subordinated Debentures, enforce the rights of the holders of Series A Capital Securities under the Guarantee and, to the extent permitted by law, declare and pay Distributions on the Series A Capital Securities. For purposes of determining whether Delphi Funding has failed to pay Distributions in full for 3 consecutive semi-annual periods, Distributions shall be deemed to remain in arrears, notwithstanding any partial payments in respect thereof, until all accumulated and unpaid Distributions have been or contemporaneously are paid. Not later than 30 days after such right to appoint a Special Trustee arises and upon not less than 15 days' written notice by first-class mail to the holders of Series A Capital Securities, the Managing Members will convene a meeting to elect a Special Trustee. If the Managing Members fail to convene such meeting within such 30-day period, the holders of 10% of the aggregate Liquidation Amount of the Series A Capital Securities then outstanding will be entitled to convene such meeting. In the event that, at any such meeting, holders of less than a majority in aggregate Liquidation Amount of the Series A Capital

Securities entitled to vote for the appointment of a Special Trustee vote for such appointment, no Special Trustee shall be appointed. Any Special Trustee so appointed shall vacate office immediately if Delphi Funding (or the Company pursuant to the Guarantee) shall have paid in full all accumulated and unpaid Distributions (and any Additional Amounts) on the Series A Capital Securities or such Event of Default or default, as the case may be, shall have been cured. Notwithstanding the appointment of any such Special Trustee, the Company will retain all rights as obligor under the Series A Subordinated Debentures, including the right to defer interest payments as provided under "Description of the Series A Subordinated Debentures -- Option to Defer Interest Payments", and any such deferral would not constitute a default under the Indenture or enable a holder of Series A Capital Securities to require the payment of a Distribution that has not theretofore been declared.

      In furtherance of the foregoing, and without limiting the powers of any Special Trustee so appointed and for the avoidance of any doubt concerning the powers of the Special Trustee, any Special Trustee, in its own name, in the name of Delphi Funding, in the name of any holder of Series A Capital Securities or otherwise, may institute or cause to be instituted a proceeding, including, without limitation, any suit in equity, an action at law or other judicial or administrative proceeding, to enforce Delphi Funding's or any holder's rights directly against the Company to the same extent as Delphi Funding or any holder and on behalf of Delphi Funding or any holder, and may prosecute such proceeding to judgment or final decree, and enforce the same against the Company and collect, out of the property, wherever situated, of the Company the monies adjudged or decreed to be payable in the manner provided by law.

      So long as any Series A Subordinated Debentures are held by Delphi Funding, the Managing Members shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Special Trustee or exercising any trust or power conferred on the Special Trustee with respect to the Series A Subordinated Debentures, (ii) waive any past default, which is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Series A Subordinated Debentures shall be due and payable, (iv) consent to any amendment, modification or termination of the Indenture or the Series A Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Series A Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Series A Subordinated Debentures affected thereby, no such consent shall be given by the Special Trustee without the prior consent of each holder of the corresponding Series A Capital Securities. The Managing Members shall not revoke any action previously authorized or approved by a vote of the holders of the Series A Capital Securities except by subsequent vote of the holders of the Series A Capital Securities. The Managing Members shall notify each holder of Series A Capital Securities of any notice of default with respect to the Series A Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Series A Capital Securities, prior to taking any of the foregoing actions, the Managing Members shall obtain an opinion of counsel experienced in such matters to the effect that such action would not cause Delphi Funding to be taxable as a corporation for United States federal income tax purposes.

      Any required approval of holders of Series A Capital Securities may be given at a meeting of holders of Series A Capital Securities convened for such purpose or pursuant to written consent. Delphi Funding will cause a notice of any meeting at which holders of Series A Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Series A Capital Securities in the manner set forth in the L.L.C. Agreement

      No vote or consent of the holder of Series A Capital Securities will be required for Delphi Funding to redeem and cancel its Series A Capital Securities in accordance with the L.L.C.
Agreement.

      Notwithstanding that holders of Series A Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Series A Capital Securities that are owned by the Company, the Managing Members or any affiliate of the Company or any Managing Member shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Registration and Transfer of Series A Capital Securities

      The Series A Capital Securities will be represented by one or more global certificates registered in the name of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in the Series A Capital Securities will be shown on, and transfers thereof will be effected only through, records maintained by Participants in DTC. Except as described below, Series A Capital Securities in certificated form will not be issued in exchange for the global certificates. See
"Book-Entry Issuance."

      A global security shall be exchangeable for Series A Capital Securities registered in the names of persons other than DTC or its nominee only if (i) DTC notifies Delphi Funding that it is unwilling or unable to continue as a depositary for such global security and no successor depositary shall have been appointed, or if at any time DTC ceases to be a clearing agency registered as such under the Exchange Act at a time when DTC is required to be so registered to act as such depositary, (ii) Delphi Funding in its sole discretion determines that such global security shall be so exchangeable or (iii) there shall have occurred and be continuing an event of default under the Indenture with respect to the Series A Subordinated Debentures. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants with respect to ownership of beneficial interests in such global security. In the event that Series A Capital Securities are issued in definitive form, such Series A Capital Securities will be in denominations of $1,000 and integral multiples thereof and may be transferred or exchanged at the offices described below.

      Purchasers and transfers of Series A Capital Securities represented by a global security held by DTC or its nominee will be made as described under "Book-Entry Issuance". None of the Company, the Managing Members, any Paying Agent, or the Securities Registrar for the Series A Capital Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Series A Capital Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. In the event Series A Capital Securities are issued in certificated form, the Liquidation Amount and Distributions will be payable, the transfer of the Series A Capital Securities will be registrable, and Series A Capital Securities will be exchangeable for Series A Capital Securities of other denominations of a like aggregate Liquidation Amount, at the corporate office of Delphi Funding in Wilmington, Delaware, or at the offices of any paying agent or transfer agent appointed by Delphi Funding, provided that payment of any Distribution may be made at the option of Delphi Funding by check mailed to the address of the persons entitled thereto, by wire transfer or by direct deposit. In addition, if the Series A Capital Securities are issued in certificated form, the record dates for payment of Distributions will be fifteen days prior to the relevant Distribution payment date.

For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Book-Entry Issuance".

Delphi Funding Expenses

      Pursuant to the L.L.C. Agreement, the Holder of the Series A Common Securities will be liable to Delphi Funding for all the debts, expenses and obligations of Delphi Funding (other than obligations of Delphi Funding to pay to the holders of any Series A Capital Securities or other similar interests in Delphi Funding the amounts due such holders pursuant to the terms of the Series A Capital Securities or such other similar interests, as the case may be) to the extent not satisfied out of Delphi Funding's assets.

Payment and Paying Agency

      Payments in respect of the Series A Capital Securities shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable Distribution Dates or, if the Series A Capital Securities are not held by DTC, such payments shall be made by wire transfer, direct deposit or check mailed to the address of the holder entitled thereto as such address shall appear on the Register. The paying agent (the "Paying Agent") shall initially be the Company and any co-paying agent chosen by the Company and acceptable to the Managing Members. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Managing Members. In the event that the Company shall no longer be the Paying Agent, the Managing Members shall appoint a successor (which shall be a bank or trust company acceptable to the Managing Members and the Company) to act as Paying Agent.

Registrar and Transfer Agent

                    will act as registrar and transfer agent for the Series A Capital Securities.

      Registration of transfers of Series A Capital Securities will be effected without charge by or on behalf of Delphi Funding, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. Delphi Funding will not be required to register or cause to be registered the transfer of Series A Capital Securities after such Series A Capital Securities have been called for redemption.

      See "Book-Entry Issuance" with respect to registration and transfer of Series A Capital Securities held as global securities by DTC or its nominee.

Information Concerning the Managing Members

      The Managing Members, other than during the occurrence and continuance of an Event of Default, will perform only such duties as are specifically set forth in the L.L.C. Agreement. Subject to this provision, the Managing Members are under no obligation to exercise any of the powers vested in them by the L.L.C. Agreement at the request of any holder of Series A Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Managing Members are required to decide between alternative courses of action, construe ambiguous provisions in the L.L.C. Agreement or are unsure of the application of any provision of the L.L.C. Agreement, and the matter is not one on which holders of Series A Capital Securities are entitled under the L.L.C. Agreement to vote, then the Managing Members shall take such action as is directed by the Company and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Series A Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

      The Managing Members are authorized and directed to conduct the affairs of and to operate Delphi Funding in such a way that Delphi Funding will not be taxable as a corporation for United States federal income tax purposes and so that the Series A Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Managing Members are authorized to take any action, not inconsistent with applicable law, the certificate of formation of Delphi Funding or the L.L.C. Agreement, that the Company and the Managing Members determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Series A Capital Securities.

      Holders of the Series A Capital Securities have no preemptive or similar rights.

      Delphi Funding may not borrow money or issue debt or mortgage or pledge any of its assets.

             CERTAIN TERMS OF SERIES A SUBORDINATED DEBENTURES

      The Series A Subordinated Debentures are to be issued under the Indenture under which is acting as Debenture Trustee. The following summary of certain terms and provisions of the Series A Subordinated Debentures supplements the description of the terms and provisions of the Debt Securities set forth in the accompanying Prospectus under the heading "Description of Debt Securities", to which description reference is hereby made. The summary of certain terms and provisions of the Series A Subordinated Debentures set forth below, which describes the material provisions thereof, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, to which reference is hereby made. The form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and accompanying Prospectus form a part.

General

      Concurrently with the issuance of the Series A Capital Securities, Delphi Funding will invest the proceeds thereof, together with the consideration paid by the Company for the Series A Common Securities, in the Series A Subordinated Debentures issued by the Company. The Series A Subordinated Debentures will bear interest at the annual rate of % of the principal amount thereof, payable semi-annually in arrears on and of each year (each, an "Interest Payment Date"), commencing , 1997, to the person in whose name each Series A Subordinated Debenture is registered at the close of business on the relevant record date. The record dates for the Series A Subordinated Debentures will be, for so long as they are held by Delphi Funding or in Global form, the Business Day next preceding each Interest Payment Date and, in the case of Series A Subordinated Debentures not held by Delphi Funding or in Global form, 15 days prior to each Interest Payment Date. It is anticipated that, until the liquidation, if any, of Delphi Funding, each Series A Subordinated Debenture will be held in the name of Delphi Funding for the benefit of the holders of the Series A Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series A Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. Accrued Interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of % thereof, compounded semi-annually from the relevant Interest Payment Date. The term "interest" as used herein shall include semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

      The Series A Subordinated Debentures will be issued as a series of junior subordinated deferrable interest debentures under the Indenture.

      The Series A Subordinated Debentures will mature on , 2027 (such date, as it may be shortened as hereinafter
described, the "Stated Maturity"). Such date may be shortened by the Company in certain circumstances upon the occurrence of a Tax Event as described under "-- Conditional Right to Shorten Maturity or Redeem upon a Tax Event" to any date not earlier than , 2017. In the event that the Company elects to shorten the maturity of the Series A Subordinated Debentures, it shall give notice to the Debenture Trustee, and the Debenture Trustee shall give notice of such shortening to the holders of the Series A Subordinated Debentures no more than 30 and no less than 60 days prior to the effectiveness thereof.

      The Series A Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Indebtedness of the Company. See "-- Subordination". Substantially all of the Company's existing indebtedness constitutes Senior Indebtedness. Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary, including RSLIC, upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent that the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Series A Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of Series A Subordinated Debentures should look only to the assets of the Company for payments on the Series A Subordinated Debentures. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Indebtedness, whether under the Indenture, any existing indenture or any other indenture that the Company may enter into in the future or otherwise. See "-- Subordination".

Option To Defer Interest Payments

      So long as no event of default under the Indenture has occurred and is continuing, the Company has the right under the Indenture at any time or from time to time during the term of the Series A Subordinated Debentures to defer payment of interest on the Series A Subordinated Debentures for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series A Subordinated Debentures. At the end of such Extension Period, the Company must pay all interest then accrued and unpaid on the Series A Subordinated Debentures (together with interest on such unpaid interest at the annual rate of %, compounded semi-annually from the relevant Interest Payment Date, to the extent permitted by applicable law). During an Extension Period, interest will accrue and holders of Series A Subordinated Debentures (or holders of Series A Capital Securities while such series is outstanding) will be required to recognize income (in the form of original issue discount) for United States federal income tax purposes. See "Certain Federal Income Tax Consequences -- Potential Deferral of Interest Payments.

      During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including other series of Junior Subordinated Debentures) that rank pari passu with or junior in interest to the Series A Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Series A Subordinated Debentures (other than (a) dividends or distributions in capital stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Series A Guarantee and (d) purchases of common stock related to the issuance of common stock or rights or options under any of the Company's benefit plans for its directors, officers, employees or other persons within the definition of "employee" for purposes of a registration of shares for an employee benefit plan of the Company, related to the issuance of common stock or rights under a dividend reinvest-ment and stock purchase plan, or related to the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest on the Series A Subordinated Debentures, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Series A Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the rate of %, compounded semi-annually, to the extent permitted by applicable law), the Company may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Managing Members and the Debenture Trustee notice of its election to begin such Extension Period at least one Business Day prior to the earlier of (i) the date interest on the Series A Subordinated Debentures would have been payable except for the election to begin such Extension Period, (ii) the date the Managing Members are required to give notice to the New York Stock Exchange, the Nasdaq National Market or other applicable stock exchange or automated quotation system on which the Series A Capital Securities are then listed or quoted or to holders of Series A Subordinated Debentures of the record date for such Distributions or
(iii) the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Debenture Trustee shall give notice of the Company's election to begin a new Extension Period to the holders of the Series A Subordinated Debentures. There is no limitation on the number of times that the Company may elect to begin an Extension Period.

Additional Sums

      If Delphi Funding is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Company will pay as additional amounts on the Series A Subordinated Debentures such amounts ("Additional Sums") as shall be required so that the Distributions payable by Delphi Funding shall not be reduced as a result of any such additional taxes, duties or other governmental charges.

Redemption

      The Series A Subordinated Debentures are redeemable prior to maturity at the option of the Company (i) on or after
        , 2007, in whole at any time or in part from time to time or (ii) at any time, in certain circumstances as described under "-- Conditional Right to Shorten Maturity or Redeem upon a Tax Event", in whole (but not in part) within 90 days following the occurrence of a Tax Event. The proceeds of any such redemption will be used by Delphi Funding to redeem the Series A Securities.

      The Redemption Price, in the case of a redemption under (i) above, shall equal the following prices, expressed in percentages of the principal amount, together with accrued interest to but excluding the Redemption Date. If redeemed during the 12-month period beginning :

                                                        Redemption
            Year                                          Price
            2007......................................            %
            2008......................................
            2009......................................
            2010......................................
            2011......................................
            2012......................................
            2013......................................
            2014......................................
            2015......................................
            2016......................................

and at 100% on or after          , 2017.

      The Redemption Price, in the case of a redemption following a Tax Event as described under (ii) above, shall be equal to 100% of the principal amount plus accrued and unpaid interest thereon to the Redemption Date.

      Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Series A Subordinated Debentures to be redeemed at its registered address. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest ceases to accrue on such Series A Subordinated Debentures or portions thereof called for redemption.

Distribution of Series A Subordinated Debentures

      As described under "Certain Terms of Series A Capital Securities -- Liquidation of Delphi Funding and Distribution of Series A Subordinated Debentures to Holders", under certain circumstances involving the termination of Delphi Funding, Series A Subordinated Debentures may be distributed to the holders of the Series A Capital Securities in exchange therefor upon liquidation of Delphi Funding after satisfaction of liabilities to creditors of Delphi Funding as provided by applicable law. If distributed to holders of Series A Capital Securities, the Series A Subordinated Debentures will initially be issued in the form of one or more global securities and DTC, or any successor depositary for the Series A Capital Securities, will act as depositary for the Series A Subordinated Debentures. It is anticipated that the depositary arrangements for the Series A Subordinated Debentures would be substantially identical to those in effect for the Series A Capital Securities. There can be no assurance as to the market price of any Series A Subordinated Debentures that may be distributed to the holders of Series A Capital Securities.

Conditional Right to Shorten Maturity or Redeem upon a Tax
Event

      If a Tax Event occurs and either (i) in the opinion of counsel to the Company experienced in such matters, there would in all cases, after effecting the termination of Delphi Funding and the distribution of the Series A Subordinated Debentures to the holders of the Series A Capital Securities in exchange therefor, be more than an insubstantial risk that an Adverse Tax Consequence would continue to exist or (ii) the Series A Subordinated Debentures are not held by Delphi Funding, then the Company shall have the right (a) to shorten the Stated Maturity of the Series A Subordinated Debentures to the minimum extent required, but in any event to a date not earlier than , 2017 (the action referred to in this clause (a) being referred to herein as a "Maturity Advancement"), such that, in the opinion of counsel to the Company experienced in such matters, after advancing the Stated Maturity, interest paid on the Series A Subordinated Debentures will be deductible for federal income tax purposes, or (b) if in the opinion of counsel to the Company experienced in such matters, there would in all cases, after effecting a Maturity Advancement, be more than an insub-stantial risk that an Adverse Tax Consequence would continue to exist, to redeem the Series A Subordinated Debentures, in whole but not in part, at any time within 90 days following the occurrence of the Tax Event at a Redemption Price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the Redemption Date. See "Certain Terms of Series A Capital Securities -- Liquidation of Delphi Funding and Distribution of Series A Subordinated Debentures to Holders" and "-- Redemption" and "Certain Terms of Series A Subordinated Debentures -- General" and "-- Redemption".

      Holders of Series A Capital Securities should consult their own tax advisors regarding the tax consequences to them of a Maturity Advancement.

      See "Certain Federal Tax Law Consequences -- Possible Tax Law Changes Affecting the Series A Capital Securities" for a discussion of certain legislative proposals that, if adopted, could give rise to a Tax Event, which may permit the Company to shorten the Stated Maturity of the Series A Subordinated Debentures or cause a redemption of the Series A Capital Securities prior to , 2007.

Registration and Transfer of Series A Subordinated Debentures

      The Series A Subordinated Debentures will be registered in the name of Delphi Funding. In the event that the Series A Subordinated Debentures are distributed to holders of Series A Capital Securities, it is anticipated that the depositary and other arrangements for the Series A Subordinated Debentures will be substantially identical to those in effect for the Series A Capital Securities as applicable. See "Certain Terms of Series A Capital Securities -- Registration and Transfer of Series A Capital Securities" and "Book-Entry Issuance".

      The Series A Subordinated Debentures will be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. Series A Subordinated Debentures will be exchangeable for other Series A Subordinated Debentures of any authorized denominations, of a like aggregate principal amount, of the same original issue date and stated maturity and bearing the same interest rate.

      The Series A Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the appropriate securities registrar or at the office of any transfer agent designated by the Company for such purpose with respect to the Series A Subordinated Debentures, without service charge and upon payment of any taxes and other governmental charges as described in the indenture. The Company will appoint as securities registrar and transfer agent under the Indenture. The Company may at any time rescind the designation of the transfer agent or approve a change in the location through which any such transfer agent acts, provided that the Company maintains a transfer agent in each place of payment. The Company may at any time designate additional transfer agents with respect to the Series A Subordinated Debentures.

      In the event of any redemption, neither the Company nor the Debenture Trustee shall be required to (i) issue, register the transfer of or exchange Series A Subordinated Debentures during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Series A Subordinated Debentures and ending at the close of business on the day of such mailing of notice of redemption or (ii) transfer or exchange any Series A Subordinated Debentures selected for redemption, except, in the case of any Series A Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

Payment and Paying Agents

      Payment of principal of (and premium, if any) and any interest on Series A Subordinated Debentures will be made at the office of the Debenture Trustee in The City of New York or at the office of such paying agent or paying agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made (i) except in the case of Global Series A Subordinated Debentures, by check mailed to the address of the person entitled thereto as such address shall appear in the securities register or (ii) by wire transfer or direct deposit to an account maintained by the person entitled thereto as specified in the securities register, provided that proper transfer instructions have been received by the Regular Record Date. The Company will initially appoint itself as a paying agent. Payment of any interest on Series A Subordinated Debentures will be made to the person in whose name such Series A Subordinated Debenture is registered at the close of business on the Regular Record Date for such interest, except in the case of defaulted interest. The Company may at any time designate additional paying agents or rescind the designation of any paying agent; however the Company will at all times be required to maintain a paying agent in each place of payment for each series of Series A Subordinated Debentures.

      Any moneys deposited with the Debenture Trustee or any paying agent, or then held by the Company in trust, for the payment of principal of (and premium, if any) or interest of any Series A Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the written request of the Company, be repaid to the Company and the holder of such Series A Subordinated Debentures shall thereafter look, as a general unsecured creditor, only the Company for payment thereof.

Restrictions on Certain Payments

      The Company has covenanted that it will not, and will not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Compa-ny's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Company (including other series of

Junior Subordinated Debentures) that rank pari passu with or junior in interest to the Series A Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Series A Subordinated Debentures (other than (a) dividends or distributions in capital stock of the Company, (b) any declaration of a divided in connection with the implementation of a stockholders' rights plan, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Series A Guarantee and (d) purchases of common stock related to the issuance of common stock or rights or options under any of the Company's benefit plans for its directors, officers, employees or other persons within the definition of "employee" for purposes of a registration of shares for an employee benefit plan of the Company, related to the issuance of common stock or rights under a dividend reinvestment and stock purchase plan, or related to the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction) if at such time (i) there shall have occurred any event of which the Company has actual knowledge (a) that with the giving of notice or the lapse of time, or both, would constitute an "Event of Default" under the Indenture with respect to the Series A Subordinated Debentures and (b) in respect of which the Company shall not have taken reasonable steps to cure, (ii) if the Series A Subordinated Debentures are held by Delphi Funding, the Company shall be in default with respect to its payment of any obligations under the Series A Guarantee or (iii) the Company shall have given notice of its selection of an Extension Period as provided in the Indenture with respect to the Series A Subordinated Debentures and shall not have rescinded such notice, and such Extension Period, or any extension thereof, shall be continuing.

Modification of Indenture

      From time to time the Company and the Debenture Trustee may, without the consent of the holders of the Series A Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of the Series A Subordinated Debentures or the holders of the Series A Capital Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Company and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of Series A Subordinated

Debentures, to modify the Indenture in a manner adversely affecting the rights of the holders of Series A Subordinated Debentures in any material respect; provided, that no such modification may, without the consent of the holder of each Series A Subordinated Debenture so affected, (i) change the Stated Maturity of the Series A Subordinated Debentures (except as otherwise specified in this Prospectus Supplement), or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or (ii) reduce the percentage of principal amount of Series A Subordinated Debentures, the holders of which are required to consent to any such modification of the Indenture, provided further that, so long as any Series A Capital Securities remain outstanding, (a) no such modification may be made that adversely affects the holders of such Series A Capital Securities in a material respect, and no termination of the Indenture may occur, and no waiver of any event of default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of all outstanding Series A Capital Securities affected unless and until the principal of the Series A Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions have been satisfied, and (b) where a consent under the Indenture would require the consent of each holder of Series A Subordinated Debentures, no such consent shall be given by the Managing Members without the prior consent of each holder of Series A Capital Securities.

      In addition, the Company and the Debenture Trustee may execute, without the consent of any holder of Series A Subordinated Debentures, any supplemental Indenture for the purpose of creating any new series of Junior Subordinated Debentures.

Debenture Events of Default

      The Indenture provides that any one or more of the following described events with respect to the Series A Subordinated Debentures that has occurred and is continuing constitutes a "Debenture Event of Default" with respect to the Series A Subordinated Debentures:

            (i) failure for 30 days to pay any interest on the Series A Subordinated Debentures when due (subject to the deferral of any interest payment in the case of an Extension Period); or

           (ii) failure to pay any principal or premium, if any, on the Series A Subordinated Debentures when due whether at maturity or upon redemption; or

          (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture or the Series A Subordinated Debenture for 90 days after written notice to the Company from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of outstanding Series A Subordinated Debentures; or

           (iv) certain events in bankruptcy, insolvency or reorganization of the Company.

      The holders of a majority in aggregate outstanding principal amount of Series A Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. Upon certain events of bankruptcy, insolvency or reorganization of the Company constituting a Debenture Event of Default, the principal amount of all outstanding Series A Subordinated Debentures shall automatically become immediately due and payable. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of Series A Subordinated Debentures may declare the principal due and payable immediately upon any other Debenture Event of Default, and in the case of Series A Subordinated Debentures held by Delphi Funding, should the Debenture Trustee or Delphi Funding fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of Series A Capital Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of Series A Subordinated Debentures may annul such declaration. In the case of Series A Subordinated Debentures held by Delphi Funding, should Delphi Funding fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Series A Capital Securities shall have such right.

      The holders of a majority in aggregate outstanding principal amount of Series A Subordinated Debentures may, on behalf of the holders of all the Series A Subordinated Debentures, waive any default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Series A Subordinated Debenture. In the case of Series A Subordinated Debentures held by Delphi Funding, should Delphi Funding fail to waive such default, the holders of a majority in aggregate Liquidation Amount of the Series A Capital Securities shall have such right. The Company is required to file annually with the Debenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Indenture.

      In case a Debenture Event of Default shall occur and be continuing as to the Series A Subordinated Debentures, Delphi Funding will have the right to declare the principal of and the interest on the Series A Subordinated Debentures, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Series A Subordinated Debentures. Under the terms of the L.L.C. Agreement, the holders of outstanding Series A Capital Securities will have the rights described under "Certain Terms of Series A Capital Securities -- Voting Rights; Amendment of L.L.C. Agreement," including the right to appoint a Special Trustee, which Special Trustee shall be authorized to exercise the right of Delphi Funding, as holder of at least 25% aggregate principal amount of the Series A Subordinated Debentures, to accelerate the principal amount of the Series A Subordinated Debentures and accrued interest thereon and to enforce the other rights of holders of the Series A Subordinated Debentures as creditors under the Series A Subordinated Debentures.

Enforcement of Certain Rights by Holders of Series A Securities

      If a Debenture Event of Default with respect to the Series A Subordinated Debentures has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Series A Subordinated Debentures on the date such interest or principal is due and payable, a holder of Series A Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of or interest on the Series A Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Series A Capital Securities of such holder (a "Direct Action"). The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Series A Capital Securities outstanding. If the right to bring a Direct Action is removed, Delphi Funding may become subject to the reporting obligations under the Exchange Act. The Company shall have the right under the Indenture to set-off any payment made to such holder of Series A Capital Securities by the Company in connection with a Direct Action.

      The holders of the Series A Capital Securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the Series A Subordinated Debentures unless there shall have been an event of default under the L.L.C. Agreement. See "Cer-tain Terms of Series A Capital Securities -- Events of Default;
Notice."

Consolidation, Merger, Sale of Assets and Other Transactions

      The Indenture provides that the Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless (i) in case the Company consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Company's obligations on the Series A Subordinated Debentures issued under the Indenture; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing;
(iii) in the case of Series A Subordinated Debentures held by Delphi Funding, such transaction is permitted under the L.L.C. Agreement and Series A Guarantee and does not give rise to any breach or violation of the L.L.C. Agreement or Series A Guarantee, and (iv) certain other conditions as prescribed by the Indenture are met.

      The general provisions of the Indenture do not afford holders of the Series A Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Series A Subordinated Debentures.

Satisfaction and Discharge

      The Indenture provides that when, among other things, all Series A Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, and the Company deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount in the currency or currencies in which the Series A Subordinated Debentures are payable sufficient to pay and discharge the entire indebtedness on the Series A Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Indenture.

Subordination

      The Series A Subordinated Debentures are unsecured and subordinated to the extent set forth in the Indenture, to all Senior Indebtedness (as defined below) of the Company. In the event that the Company shall default in the payment of any principal, premium, if any, or interest, if any, on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, unless and until such default shall have been cured or waived or shall have ceased to exist or all Senior Indebtedness shall have been paid, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made for principal, premium, if any, or interest, if any, on the Series A Subordinated Debentures, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Series A Subordinated Debentures.

      As used herein, "Senior Indebtedness" shall include (i) Senior Debt (as defined below) (but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business) and (ii) the Allocable Amounts (as defined below) of Senior Subordinated Debt (as defined below). Substantially all of the Company's existing indebtedness constitutes Senior Indebtedness.

      As used herein, "Senior Debt" means any obligation of the Company to its creditors, whether now outstanding or subsequently incurred, other than any obligation as to which, in the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, it is provided that such obligation is not Senior Debt. Senior Debt does not include Senior Subordinated Debt or the Series A Subordinated Debentures.

      As used herein, "Senior Subordinated Debt" means any obligation of the Company to its creditors, whether now outstanding or subsequently incurred, where the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, provides that it is subordinate and junior in right of payment to Senior Debt. Senior Subordinated Debt includes the Company's outstanding subordinated debt securities and any subordinated debt securities issued in the future with substantially similar subordination terms and does not include the Series A Subordinated Debentures.

      As used herein, "Allocable Amounts," when used with respect to any Senior Subordinated Debt, means the amount necessary to pay all principal of (and premium, if any) and interest, if any, on such Senior Subordinated Debt in full less, if applicable, any portion of such amounts which would have been paid to, and retained by, the holders of such Senior Subordinated Debt (whether as a result of the receipt of payments by the holders of such Senior Subordinated Debt from the Company or any other obligor thereon or from any holders of, or trustee in respect of, other indebtedness that is subordinate and junior in right of payment to such Senior Subordinated Debt pursuant to any provision of such indebtedness for the payment over of amounts received on account of such indebtedness to the holders of such Senior Subordinated Debt) but for the fact that such Senior Subordinated Debt is subordinate or junior in right of payment to trade accounts payable or accrued liabilities arising in the ordinary course of business.

      In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company, its creditors or its property, (ii) any proceeding for the liquidation, dissolution or other winding up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,
(iii) any assignment by the Company for the benefit of creditors or (iv) any other marshalling of the assets of the Company, all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made on account of the principal of or premium, if any, or interest, if any, on the Series A Subordinated Debentures. In such event, any payment or distribution on account of the principal of or premium, if any, or interest, if any, on the Series A Subordinated Debentures, whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Series A Subordinated Debentures, to the payment of all Senior Indebtedness at the time outstanding, and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the Series A Subordinated Debentures shall be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall have been paid in full.

      In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the holders of Series A Subordinated Debentures, together with the holders of any obligations of the Company ranking on a parity with the Series A Subordinated Debentures, shall be entitled to be paid from the remaining assets of the Company the amounts at the time due and owing on account of unpaid principal of and premium, if any, and interest, if any, on the Series A Subordinated Debentures and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or obligations of the Company ranking junior to the Series A Subordinated Debentures and such other obligations. If any payment or distribution on account of the principal of or interest on the Series A Subordinated Debentures of any character or any security, whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Series A Subordinated Debentures, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment) shall be received by any holder of any Series A Subordinated Debentures in contravention of any of the terms hereof and before all the Senior Indebtedness shall have been paid in full, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full. By reason of such subordination, in the event of the insolvency of the Company, holders of Senior Indebtedness may receive more, ratably, and holders of the Series A Subordinated Debentures having a claim pursuant to such securities may receive less, ratably, than the other creditors of the Company. Such subordination will not prevent the occurrence of any Debenture Event of Default in respect of the Series A Subordinated Debentures.

      The Indenture places no limitation on the amount of additional Senior Indebtedness that may be incurred by the Company.

The Company expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

Governing Law

      The Indenture and the Series A Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Debenture Trustee

      The Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Series A Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby.

      The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                    CERTAIN TERMS OF SERIES A GUARANTEE

      The Series A Guarantee will be executed and delivered by the Company concurrently with the issuance of the Series A Securities for the benefit of the holders from time to time of the Series A Securities. will act as indenture trustee ("Guarantee Trustee") under the Series A Guarantee and the Series A Guarantee will be qualified as an indenture under the Trust Indenture Act. This summary of certain provisions of the Series A Guarantee, which summarizes material terms thereof, does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Series A Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act, to each of which reference is hereby made. The form of the Series A Guarantee will be filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Guarantee Trustee will hold the Series A Guarantee for the benefit of the holders of the Series A Securities.

General

      The Company will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Series A Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that Delphi Funding may have or assert other than the defense of payment. The following payments with respect to the Series A Securities, to the extent not paid by or on behalf of the related Issuer (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on the Series A Securities, to the extent that Delphi Funding has funds on hand available therefor at such time, (ii) the redemption price with respect to any Series A Securities called for redemption, to the extent that Delphi Funding has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of Delphi Funding (unless the Series A Subordinated Debentures are distributed to holders of the Series A Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that Delphi Funding has funds on hand available therefor at such time, and (b) the amount of assets of Delphi Funding remaining available for distribution to holders of the Series A Securities after payment of creditors of Delphi Funding as required by applicable law. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Series A

Securities or by causing Delphi Funding to pay such amounts to such holders.

      The Series A Guarantee will be an irrevocable guarantee on a subordinated basis of the related Issuer's obligations under the Series A Securities, but will apply only to the extent that Delphi Funding has funds sufficient to make such payments, and is not a guarantee of collection.

      If the Company does not make interest payments on the Series A Subordinated Debentures held by Delphi Funding, Delphi Funding will not be able to pay Distributions on the Series A Securities and will not have funds legally available therefor. The Series A Guarantee is unsecured and subordinated to all Senior Indebtedness of the Company. See "Status of the Series A Guarantee". Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Company's obligations under the Series A Guarantee will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and claimants should look only to the assets of the Company for payments thereunder. The Series A Guarantee does not limit the incur-rence or issuance of other secured or unsecured debt of the Company, including Senior Debt, whether under the Indenture, any other existing indenture or any other indenture that the Company may enter into in the future or otherwise.

      The Company has, through the Series A Guarantee, the L.L.C. Agreement, the Series A Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guaranteed all of Delphi Funding's obligations under the Series A Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Series A Capital Securities. See "Relationship Among the Series A Capital Securities, the Series A Subordinated Debentures and the Series A Guarantee".

Status of the Series A Guarantee

      The Series A Guarantee is an unsecured obligation of the Company and ranks subordinate to all Senior Indebtedness of the Company in the same manner as the Series A Subordinated Debentures.

      The Series A Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Series A Guarantee will be held for the benefit of the holders of the Series A Securities. The Series A Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer or upon distribution to the holders of the Series A Capital Securities of the Series A Subordinated Debentures. The Series A Guarantee does not limit the amount of additional Senior Indebtedness that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

Amendments and Assignment

      Except with respect to any changes which do not materially adversely affect the rights of holders of the Series A Capital Securities (in which case no vote will be required), the Series A Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of the outstanding Series A Capital Securities. The manner of obtaining any such approval will be as set forth under "Certain Terms of Series A Capital Securities -- Voting Rights; Amendment of L.L.C. Agreement". All guarantees and agreements contained in the Series A Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Series A Capital Securities then outstanding.

      An event of default under the Series A Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate Liquidation Amount of the Series A Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Series A Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Series A Guarantee. Any holder of the Series A Securities may institute a legal proceeding directly against the Company to enforce its rights under the Series A Guarantee without first instituting a legal proceeding against Delphi Funding, the Guarantee Trustee or any other person or entity. If the Company were to default on its obligation to pay amounts payable under the Series A Subordinated Debentures, Delphi Funding would lack funds for the payment of Distributions or amounts payable on redemption of the Series A

Securities or otherwise, and, in such event, holders of the Series A Capital Securities would not be able to rely upon the Series A Guarantee for payment of such amounts. Instead, if an event of default under the Indenture shall have occurred and be continuing and such event is attributable to the failure of the Company to pay interest on or principal of the Series A Subordinated Debentures on the applicable payment date, then a holder of Series A Capital Securities may institute a Direct Action against the Company pursuant to the terms of the Indenture for enforcement of payment to such holder of the principal of or interest on such Series A Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Series A Capital Securities of such holder. In connection with such Direct Action, the Company will have a right of set-off under the Indenture to the extent of any payment made by the Company to such holder of Series A Capital Securities in the Direct Action. Except as described herein, holders of Series A Capital Securities will not be able to exercise directly any other remedy available to the holders of the Series A Subordinated Debentures or assert directly any other rights in respect of the Series A Subordinated Debentures. The L.L.C. Agreement provides that each holder of Series A Securities by acceptance thereof agrees to the provisions of the Series A Guarantee and the Indenture.

Information Concerning the Guarantee Trustee

      The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of the Series A Guarantee, undertakes to perform only such duties as are specifically set forth in the Series A Guarantee and, after default with respect to the Series A Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Series A Guarantee at the request of any holder of any Series A Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Termination of the Series A Guarantee

      The Series A Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the Series A Securities, upon full payment of the amounts payable upon liquidation of Delphi Funding or upon distribution of Series A Subordinated Debentures to the holders of the Series A Securities in exchange therefor. The Series A Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Series A Securities must restore payment of any sums paid under Series A Securities or the Series A Guarantee.

Governing Law

      The Series A Guarantee will be governed by and construed in accordance with the laws of the State of New York.

            RELATIONSHIP AMONG THE SERIES A CAPITAL SECURITIES,
                   THE SERIES A SUBORDINATED DEBENTURES
                        AND THE SERIES A GUARANTEE

Full and Unconditional Guarantee

      Payment of Distributions and other amounts due on the Series A Capital Securities (to the extent the Issuer has funds available for the payment of such Distributions) are irrevocably guaranteed by the Company as and to the extent set forth under "Certain Terms of Series A Guarantee". Taken together, the Company's obligations under the Series A Subordinated Debentures, the Indenture, the L.L.C. Agreement and the Series A Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the Series A Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Series A Capital Securities. If and to the extent that the Company does not make payments on the Series A Subordinated Debentures, Delphi Funding will not pay Distributions or other amounts due on the Series A Capital Securities. The Series A Guarantee does not cover payment of Distributions when the related Issuer does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of Series A Capital Securities is to institute a legal proceeding directly against the Company pursuant to the terms of the Indenture for enforcement of payment of amounts equal to such Distributions to such holder. The obligations of the Company under the Series A Guarantee are unsecured and subordinated to all Senior Indebtedness of the Company.

Sufficiency of Payments

      As long as payments of interest and other payments are made when due on the Series A Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Series A Capital Securities, primarily because (i) the aggregate principal amount of the Series A Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Series A Capital Securities and Series A Common Securities; (ii) the interest rate and interest and other payment dates on the Series A Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Series A Capital Securities; (iii) the Holder of the Series A Common Securities shall pay for all and any costs, expenses and liabilities of Delphi

Funding except the Series A's obligations to holders of its Series A Capital Securities under such Series A Capital Securities; and (iv) the L.L.C. Agreement further provides that Delphi Funding will not engage in any activity that is not consistent with the limited purposes of Delphi Funding.

      Notwithstanding anything to the contrary in the Indenture, the Company has the right to set-off any payment it is otherwise required to make thereunder with and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Series A Guarantee.

Enforcement Rights of Holders of Series A Capital Securities

      A holder of Series A Capital Security may institute a legal proceeding directly against the Company to enforce its rights under the Series A Guarantee without first instituting a legal proceeding against the Guarantee Trustee, Delphi Funding or any other person or entity.

      A default or event of default under any Senior Indebtedness of the Company would not constitute a default or Event of Default under the Indenture. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness of the Company, the subordination provisions of the Indenture provide that no payments may be made in respect of the Series A Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the Series A Subordinated Debentures would constitute a Debenture Event of Default under the Indenture.

Limited Purpose of Delphi Funding

      The Series A Securities evidence limited liability company interests in Delphi Funding, and Delphi Funding exists for the sole purpose of issuing its Series A Capital Securities and Series A Common Securities and investing the proceeds thereof in Series A Subordinated Debentures. A principal difference between the rights of a holder of a Series A Capital Security and a holder of a Series A Subordinated Debenture is that a holder of a Series A Subordinated Debenture is entitled to receive from the Company the principal amount of and interest accrued on Series A Subordinated Debentures held, while a holder of Series A Capital Securities is entitled to receive Distributions from Delphi Funding (or from the Company under the Series A Guarantee) if and to the extent such Issuer has funds available for the payment of such Distributions.

Rights Upon Termination

      Upon any voluntary or involuntary termination, winding up or liquidation of Delphi Funding involving the liquidation of the Series A Subordinated Debentures, the holders of the Series A Capital Securities will be entitled to receive, out of the assets held by such Issuer, the Liquidation Distribution in cash. See "Certain Terms of Series A Capital Securities -- Liquidation of Delphi Funding and Distribution of Series A Subordinated Debentures to Holders". Upon any voluntary or involuntary liquidation or bankruptcy of the Company, Delphi Funding, as holder of the Series A Subordinated Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Indebtedness as set forth in the Indenture, but entitled to receive payment in full of principal and interest, before any stockholders of the Company receive payments or distributions. Since the Company is the guarantor under the Series A Guarantee and the Holder of the Series A Common Securities is obligated to pay for all costs, expenses and liabilities of Delphi Funding (other than Delphi Funding's obligations to the holders of its Series A Capital Securities), the positions of a holder of such Series A Capital Securities and a holder of such Series A Subordinated Debentures relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.

                 CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

            The following is a discussion of certain United States federal income tax considerations that may be relevant to the purchase, ownership or disposition of Series A Capital Securities by a beneficial owner acquiring Series A Capital Securities on their original issue at the original offering price who or that is (i) an individual citizen or resident of the United States,
(ii) a corporation or partnership created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (iii) an estate subject to United States federal income taxation without regard to the source of its income or (iv) a trust whose administration is subject to the primary supervision of a United States court and which has one or more fiduciaries who have authority to control all substantial decisions of the trust (a "United States Person"). This discussion does not purport to address all potential tax consequences that may be applicable to a beneficial owner of a Series A Capital Security, and is not intended to be wholly applicable to all categories of investors (including insurance companies, banks, tax-exempt organizations, dealers in securities and persons acquiring Series A Capital Securities as a straddle or hedge or as part of a

"conversion transaction") or persons whose functional currency is not the United States dollar.

            This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Such changes may be applied retroactively in a manner that could cause tax consequences to vary substantially from the consequences described below. These authorities are subject to various interpretations and it is therefore possible that the federal income tax treatment of the Series A Capital Securities may differ from the treatment described below.

            Each prospective purchaser of Series A Capital Securities should consult, and should depend on, its own tax advisor in analyzing the federal, state, local and foreign tax consequences of the purchase, ownership or disposition of Series A Capital Securities.

Income from Series A Capital Securities

            In the opinion of Cahill Gordon & Reindel, special tax counsel to the Company and Delphi Funding, Delphi Funding will be treated as a partnership for federal income tax purposes. Accordingly, each holder of Series A Capital Securities (a "Securityholder") will be required to include in gross income its distributive share of the net income of Delphi Funding. Such income will generally not exceed the dividends received on such Series A Capital Securities, except in limited circumstances as described below under "-- Potential Deferral of Interest Payments." Any amount so included in a Securityholder's gross income will increase its tax basis in the Series A Capital Securities, and the amount of cash dividends to the Securityholder will reduce its tax basis in the Series A Capital Securities. No portion of such income will be eligible for the dividends received deduction.

Sale or Redemption of Series A Capital Securities

            Gain or loss will be recognized on a sale of Series A Capital Securities, including a complete redemption for cash, equal to the difference between the amount realized and the Securityholder's tax basis for the Series A Capital Securities sold or so redeemed. Gain or loss recognized by a Securityholder on the sale or exchange of a Series A Capital Security held for more than one year will generally constitute long-term capital gain or loss.

Potential Deferral of Interest Payments

            Under the terms of the Series A Subordinated Debentures, the Company has the option to defer interest payments on the Series A Subordinated Debentures for up to 60 months. In the event the interest payments are deferred, Delphi Funding will continue to accrue income equal to the amount of the interest payment due at the end of the deferred interest payment period, based on a constant yield method, over the length of the deferred interest payment period. Accrued income for any month will be allocated by Delphi Funding to Securityholders of record on the record date for dividends in respect of such month (whether or not dividends are actually paid). As a result, Securityholders of record during a deferral of interest payments should include in gross income amounts in respect of interest so allocated to them in advance of the receipt of cash, and any such Securityholders who dispose of Series A Capital Securities prior to the record date for the payment of dividends following such deferral of interest will include interest in gross income but will not receive any cash related thereto from Delphi Funding. The tax basis of a Series A Capital Security will be increased by such amounts that are included in income without a receipt of cash, and will be decreased when and if such cash is subsequently received from Delphi Funding.

Exchange of Series A Capital Securities for Series A Subordi-nated Debentures

            Under certain circumstances as described under the caption "Certain Terms of Series A Capital Securities -- Liquidation of Delphi Funding and Distribution of Series A Subordinated Debentures to Holders," Series A Capital Securities may be exchanged for Series A Subordinated Debentures. Under current United States federal income tax law, such an exchange should be treated as a non-taxable exchange, in which case each Securityholder would have an aggregate tax basis in the Series A Subordinated Debentures received equal to such hold-er's aggregate tax basis in the Series A Capital Securities exchanged therefor and such Securityholder's holding period in the Series A Subordinated Debentures so received would include the period for which the Series A Capital Securities were held by such Securityholder.

            After an exchange of Series A Capital Securities for Series A Subordinated Debentures, holders of the Series A Subordinated Debentures (including those otherwise using a cash basis method of accounting) should (except in limited circumstances) include interest on the Series A Subordinated Debentures in income as it accrues based on a constant yield method, before the receipt of payments of interest, including during an interest deferral period. If issuance costs of the Series A Subordinated Debentures are determined to be expenses of Delphi Funding, a holder could be required to include an incremental amount of original issue discount (in addition to stated interest) in income over the life of the Series A Subordinated Debentures.

Information Returns and Audit Procedures

            The Managing Members of Delphi Funding will furnish each Securityholder with a Schedule K-1 each year setting forth such Securityholder's allocable share of income for the prior calendar year. The Managing Members are required to furnish such Schedule K-1 as soon as practicable following the end of the year, but in any event prior to March 31.

            Any person who holds Series A Capital Securities as a nominee for another person is required to furnish to Delphi Funding (a) the name, address and taxpayer identification number of the beneficial owner and the nominee; (b) information as to whether the beneficial owner is (i) a person that is not a United States Person, (ii) a foreign government, an international organization or any wholly-owned agency or instrumentality of either the foregoing or (iii) a tax-exempt entity; (c) the amount and description of Series A Capital Securities held, acquired or transferred for the beneficial owner; and (d) certain information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are United States Persons and certain information on Series A Capital Securities they acquire, hold or transfer for their own accounts. A penalty of $50 per failure (up to a maximum of $100,000 per calendar year) is imposed by the Code for failure to report such information to Delphi Funding. The nominee is required to supply the beneficial owners of the Series A Capital Securities with the information furnished to Delphi Funding.

Backup Withholding and Information Reporting

            In general, information reporting requirements will apply to payments to non-corporate United States holders of the proceeds of the sale of Series A Capital Securities within the United States and "backup withholding" at a rate of 31% will apply to such payments if the United States holder fails to provide an accurate taxpayer identification number.

Possible Tax Law Changes Affecting the Series A Capital
Securities

            On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Bill"), the revenue portion of President Clinton's budget proposal, was introduced in the 104th Congress. The Bill, if enacted into law, would have, among other things, generally denied interest deductions for interest on an instrument issued by a corporation that has a maximum weighted average maturity of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. The above-described provision of the Bill was proposed to be effective generally for instruments issued on or after December 7, 1995. if this provision were to have applied to the Series A Subordinated Debentures, the Company would not have been able to deduct interest on the Series A Subordinated Debentures. However, on March 29, 1996, the Chairmen of Senate Finance and House Ways and Means Committee issued a joint statement (the "Joint Statement") to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, would be no earlier than the date of appropriate Congressional action. If the principles contained in the Joint Statement were followed and the Bill were enacted, such legislation would not apply to the Series A Subordinated Debentures. Although the 104th Congress adjourned without enacting the Bill, there can be no assurance that future legislative proposals or final legislation will not adversely affect the ability of the Company to deduct interest on the Series A Subordinated Debentures or otherwise affect the tax treatment of the transaction described herein. Such a change could give rise to a Tax Event, which, depending on certain circumstances, could permit the Company to terminate Delphi Funding and cause the Series A Subordinated Debentures to be distributed to the holders of the Series A Capital Securities in exchange therefor upon liquidation of Delphi Funding, to shorten the maturity of the Series A Subordinated Debentures to a date not earlier than , 2017 or to cause a redemption of the Series A Capital Securities before
         , 2007. See "Certain Terms of Series A Subordinated Debentures -- Conditional Right to Shorten Maturity or Redeem upon a Tax Event" and "-- Redemption" in this Prospectus Supplement.

            THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION AND MAY NOT BE APPLICABLE DEPENDING UPON A SECURITYHOLDER'S PARTICULAR SITUATION. PRO-SPECTIVE SECURITYHOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH

RESPECT TO THE TAX CONSEQUENCES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SERIES A CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                       CERTAIN ERISA CONSIDERATIONS

            Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Series A Capital Securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

            Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also "Plans"), from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), and foreign plans (as described in Section 4(b)(5) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code; governmental plans may be subject to similar provisions under applicable state laws.

            Under a regulation (the "Plan Assets Regulation") issued by the U.S. Department of Labor (the "DOL"), the assets of Delphi Funding would be deemed to be "plan assets" of a Plan for purposes of ERISA or Section 4975 of the Code if "plan assets" of the Plan were used to acquire an equity interest in Delphi Funding and no exception were applicable under the Plan Assets Regulation. An "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

            Pursuant to an exception contained in the Plan Assets
Regulation, the assets of Delphi Funding would not be deemed to be "plan assets" of investing Plans if, immediately after the most recent acquisition of any equity interest in Delphi Funding, less than 25% of the value of each class of equity interests in Delphi Funding were held by Plans, other employee benefit plans not subject to ERISA or Section 4975 of the Code (such as governmental, church and foreign plans), and entities holding assets deemed to be "plan assets" of any Plan (collectively, "Benefit Plan Investors"), or if the Series A Capital Securities were "publicly-offered securities" for purposes of the Plan Assets Regulation. No assurance can be given that the value of the Series A Capital Securities held by Benefit Plan Investors will be less than 25% of the total value of such Series A Capital Securities at the completion of the initial offering or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception. In addition, no assurance can be given that the Series A Capital Securities would be considered to be "publicly-offered securities" under the Plan Assets Regulation. All of the Series A Common Securities will be purchased and initially held by the Company.

            Certain transactions involving Delphi Funding could be deemed to constitute direct or indirect prohibited transactions under ERISA or Section 4975 of the Code with respect to a Plan if the Series A Capital Securities were acquired with "plan assets" of such Plan and the assets of Delphi Funding were deemed to be "plan assets" of Plans investing in Delphi Funding. For example, if the Company is a Party in Interest with respect to an investing Plan (either directly or by reason of its ownership of subsidiaries), extensions of credit between the Company and Delphi Funding (as represented by the Series A Subordinated Debentures and the Series A Guarantee) would likely be prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable administrative exemption (see below). In addition, if the Company were considered to be a fiduciary with respect to Delphi Funding as a result of certain powers it holds, the optional redemption or acceleration of the Series A Subordinated Debentures could be considered to be prohibited transactions under Section 406(a)(b) of ERISA and
Section 4975(c)(1)(E) of the Code.

            The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the Series A Capital Securities if assets of Delphi Funding were deemed to be "plan assets" of Plans investing in Delphi Funding as described above. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60

(for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

            Because the Series A Capital Securities may be deemed to be equity interests in Delphi Funding for purposes of applying ERISA and Section 4975 of the Code, the Series A Capital Securities may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption. Any purchaser or holder of the Series A Capital Securities or any interest therein will be deemed to have represented by its purchase and holding thereof that it either (a) is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or (b) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption with respect to such purchase or holding. If a purchaser or holder of the Series A Capital Securities that is a Plan or a Plan Asset Entity elects to rely on an exemption other than PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, the Company and Delphi Funding may require a satisfactory opinion of counsel or other evidence with respect to the availability of such exemption for such purchase and holding.

            Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Series A Capital Securities on behalf of or with "plan assets" of any Plan consult with their counsel regarding the potential consequences if the assets of Delphi Funding were deemed to be "plan assets" and the availability of exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or any other applicable exemption.

                            BOOK-ENTRY ISSUANCE

      DTC will act as securities depositary for all of the Series A Capital Securities. The Series A Capital Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global certificates will be issued for the Series A Capital Securities representing in the aggregate the total number Series A Capital Securities, and will be deposited with DTC.

      DTC has advised the Company and Delphi Funding as follows: DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants" include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

      Purchases of Series A Capital Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Series A Capital Securities on DTC's records. The ownership interest of each actual purchaser of each Series A Capital Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Series A Capital Securities. Transfers of ownership interests in the Series A Capital Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Series A Capital Securities, except in the event that use of the book-entry system for the Series A Capital Securities is discontinued.

      DTC has no knowledge of the actual Beneficial Owners of the Series A Capital Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Series A Capital Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Redemption notices will be sent to Cede & Co. as the registered holder of the Series A Capital Securities. If less than all of the Series A Capital Securities are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

      Although voting with respect to the Series A Capital Securities is limited to the holders of record of the Series A Capital Securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Series A Capital Securities. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the relevant Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Series A Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

      Distribution payments on the Series A Capital Securities will be made to DTC. DTC's practice is to credit Direct Par-ticipants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, the relevant Trustee, the Issuer thereof or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions to DTC is the responsibility of the relevant Trustee, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

      DTC may discontinue providing its services as securities depositary with respect to the Series A Capital Securities or at any time by giving reasonable notice to the relevant Trustee and the Company. In the event that a successor securities depositary is not obtained, definitive certificates representing the Series A Capital Securities are required to be printed and delivered. The Company, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After a Debenture Event of Default, the holders of a majority in aggregate Liquidation Amount of Series A Capital Securities may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for the Series A Capital Securities will be printed and delivered.

      In the event that the Series A Subordinated Debentures are distributed to holders of Series A Capital Securities, it is anticipated that the depositary and other arrangements for the Series A Subordinated Debentures will be substantially identical to those in effect for the Series A Capital Securities as applicable.

      The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Delphi Funding and the Company believe to be accurate, but Delphi Funding and the Company assume no responsibility for the accuracy thereof. Neither Delphi Funding nor the Company has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

                               UNDERWRITING

      Subject to the terms and conditions of the Underwriting Agreement, the Company and Delphi Funding have agreed that Delphi Funding will sell to each of the Underwriters named below, and each of such Underwriters has severally agreed to purchase from Delphi Funding, the respective number of Series A Capital Securities set forth opposite its name below:

                                                           Number of
                                                           Series A
                                                           Capital
                          Underwriters                     Securities




            Total...........................................100,000

      Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all the Series A Capital Securities offered hereby, if any are taken. In the event of a default by an Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitments of the nondefaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

      The Underwriters propose to offer the Series A Capital Securities in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement and in part to certain dealers at such price less a concession of $ per Series A Capital Security. The Underwriters may allow, and such dealers may reallow, a discount not in excess of $ per Series A Capital Security to certain brokers and other dealers. After the Series A Capital Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Underwriters.

      In view of the fact that the proceeds from the sale of the Series A Capital Securities will be used to purchase the Series A Subordinated Debentures issued by the Company, the Underwriting Agreement provides that the Company will pay as Underwriters' compensation for the Underwriters' arranging the investment therein of such proceeds an amount of $ per Series A Capital Security for the accounts of the several Underwriters.

      Because the National Association of Securities Dealers,
Inc. ("NASD") is expected to view the Series A Capital

Securities offered hereby as interests in a direct participation program, the offering is being made in compliance with Rule 2810 of the NASD's Conduct Rules. Offers and sales of Series A Capital Securities will be made only to (i) "qualified institutional buyers", as defined in Rule 144A under the Securities Act of 1933, as amended (the "Act"); (ii) institutional "accredited investors", as defined in Rule 501(a)(1)-(3) of Regulation D under the Act or (iii) individual investors for whom an investment in non-convertible investment grade preferred securities is appropriate. The Underwriters may not confirm sales to any accounts over which they exercise discretionary authority without the prior written approval of the transaction by the customer.

      The Company and Delphi Funding have agreed that, during the period beginning from the date of the Underwriting Agreement and continuing to and including the earlier of (i) the termination of trading restrictions on the Series A Capital Securities, as determined by the Underwriters, and (ii) the closing date, they will not offer, sell, contract to sell or otherwise dispose of any Series A Capital Securities, any other beneficial interests in the assets of Delphi Funding, or any preferred securities or any other securities of Delphi Funding or the Company which are substantially similar to the Series A Capital Securities, including any guarantee of such securities, or any securities convertible into or exchangeable for or representing the right to receive preferred securities or any such substantially similar securities of either Delphi Funding or the Company, without the prior written consent of the Underwriters, except for the Series A Capital Securities offered in connection with this offering.

      Prior to this offering, there has been no public market for the Series A Capital Securities. The Underwriters have advised the Company that they intend to make a market in the Series A Capital Securities, but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Series A Capital Securities.

      The Company and Delphi Funding have agreed to indemnify the several Underwriters against, or contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Act.

      Certain of the Underwriters or their affiliates have provided from time to time, and expect to provide in the future, investment or commercial banking services to the Company and its affiliates, for which the Underwriters or their affiliates have received or will receive customary fees and commissions.

                                  EXPERTS

            The consolidated financial statements and schedules of Delphi Financial Group, Inc. and subsidiaries appearing in Delphi Financial Group, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1995 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                          VALIDITY OF SECURITIES

            Certain matters of Delaware law relating to the validity of the Series A Capital Securities, the enforceability of the LLC Agreement and the formation of Delphi Funding will be passed upon by Morris, Nichols, Arsht & Tunnell, 1201 North Market Street, Wilmington, Delaware 19801, special Delaware counsel to the Company and Delphi Funding. The validity of the Series A Guarantee and the Series A Subordinated Debentures will be passed upon for the Company by Cahill Gordon & Reindel (a partnership including a professional corporation), 80 Pine Street, New York, New York 10005, and for the Underwriters by Sullivan & Cromwell, 125 Broad Street, New York, New York 10004. Certain matters relating to United States federal income tax considerations will be passed upon for the Company by Cahill Gordon & Reindel.

                           AVAILABLE INFORMATION

            The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission, Washington, D.C. (the "Commission"). Reports, proxy and information statements and other information filed by the Company in accordance with the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048; and Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web site that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov. The Company's Class A Common Stock is listed on the New York Stock Exchange, and such reports and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.


              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

            The Company hereby incorporates by reference in this Prospectus Supplement and the accompanying Prospectus its Annual Report on Form 10-K for the fiscal year ended December 31, 1995, its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1996, June 30, 1996 and Sep-tember 30, 1996, and its Current Report on Form 8-K dated March 5, 1996.

            All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus Supplement and the accompanying Prospectus and to be a part hereof and thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus Supplement and the accompanying Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement and the accompanying Prospectus.

                          DELPHI FINANCIAL GROUP, INC.


                  Preferred Stock and Preferred Stock Warrants
             Class A Common Stock and Class A Common Stock Warrants
                        Debt Securities and Debt Warrants

                              DELPHI FUNDING L.L.C.

                              Preferred Securities
                       ----------------------------------


          Delphi Financial Group, Inc. ("Delphi" or the "Company") may from time to time offer, in one or more series, shares of its Preferred Stock, $.01 par value per share (the "Preferred Stock"), warrants to purchase Preferred Stock ("Preferred Stock Warrants"), shares of its Class A Common Stock, $.01 par value per share (the "Class A Common Stock"), warrants to purchase Class A Common Stock ("Common Stock Warrants"), its unsecured debt securities ("Debt Securities") and warrants to purchase Debt Securities ("Debt Warrants," and collectively with the Preferred Stock Warrants and Common Stock Warrants, the "Securities Warrants"), having such prices and terms as are determined in light of market conditions at the time of sale. Delphi Funding L.L.C. ("Delphi Funding"), a Delaware limited liability company and a special purpose subsidiary of Delphi, may also offer, from time to time, its preferred limited liability company interests ("DF Preferred Securities"), in one or more series. In connection therewith, Delphi may offer back-up undertakings ("Backup Undertakings") with respect to the DF Preferred Securities, as described herein under "Delphi Funding L.L.C." The Preferred Stock, Class A Common Stock, Debt Securities, Securities Warrants and DF Preferred Securities and any related Backup Undertakings are collectively called the "Securities." In the case of Preferred Stock and DF Preferred Securities, the Prospectus Supplement accompanying this Prospectus sets forth, with respect to the particular series of Preferred Stock for which this Prospectus and the Prospectus Supplement are being delivered, the number of shares, designation, liquidation preference per share, issuance price, dividend rate (or method of calculation), dividend payment dates, any redemption or sinking fund provisions, any conversion or exchange rights or other special terms and the names of the underwriters, if any. In the case of Class A Common Stock, the Prospectus Supplement accompanying this Prospectus sets forth the number of shares, issuance price and the names of the underwriters, if any. In the case of Debt Securities, the Prospectus Supplement accompanying this Prospectus sets forth, with respect to the particular series of Debt Securities for which this Prospectus and the Prospectus Supplement are being delivered, the specific aggregate principal amount, denominations (which may be in United States dollars, in any other currency or in composite currencies), maturity, rate (which may be fixed or variable) and time of payment of any interest, purchase price, any terms for conversion or redemption or other special terms and the names of the underwriters, if any. The Debt Securities may be unsecured Debt Securities (the "Senior Debt Securities") or unsecured and subordinated Debt Securities (the "Subordinated Debt Securities"). The Senior Debt Securities, when issued, will rank on a parity with all other unsecured and unsubordinated indebtedness of Delphi, and the Subordinated Debt Securities, when issued, will be subordinate in right of payment to all obligations of Delphi to its other creditors, except obligations ranking on a parity with or junior to the Subordinated Debt Securities. In the case of Securities Warrants, the Prospectus Supplement accompanying this Prospectus sets forth the duration, offering price, exercise price, detachability, if applicable, and the names of the underwriters, if any.

The Securities may be offered as separate series in amounts, at prices and on terms to be determined in light of market conditions at the time of offering and set forth in a Prospectus Supplement or Prospectus Supplements. The Company and/or Delphi Funding may sell Securities to or through underwriters, or to dealers, acting as principals for their own accounts, and each reserves the right to sell their Securities directly to other purchasers or through agents on their own behalf.



THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



Prior to issuance there will have been no market for the Preferred Stock, Debt Securities, Securities Warrants or DF Preferred Securities, as the case may be, and there can be no assurance that a secondary market for any such Securities will develop. This Prospectus may not be used to consummate sales of any Securities unless accompanied by a Prospectus Supplement. The Securities may be offered through one or more different plans of distribution, including offerings through underwriters. See "Plan of Distribution" herein.



The date of this Prospectus is July 15, 1994.

            No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus in connection with the offer contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any underwriters, agents or dealers. This Prospectus does not constitute an offer to sell or solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company and its subsidiaries since the date hereof or that the information contained herein is correct at any time subsequent to the date hereof.

                              AVAILABLE INFORMATION

            The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission, Washington, D.C. (the "Commission"). Reports, proxy and information statements and other information filed by the Company in accordance with the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, Seven World Trade Center, New York, New York 10048; and Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's Class A Common Stock is listed on the Nasdaq Stock Market.

            The Company has filed with the Commission a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby (the "Registration Statement"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to herein are not necessarily complete. With respect to each such contract or agreement filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed to be qualified in its entirety by such reference. Reference is made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Securities offered hereby.

            No separate financial statements of Delphi Funding have been included herein. Delphi and Delphi Funding do not consider that such financial statements would be material to holders of DF Preferred Securities because Delphi Funding is a newly organized special purpose entity, has no operating history and no independent operators and is not engaged in, and does not propose to engage in, any activity other than the issuance of its limited liability company interests and the lending of the proceeds thereof to Delphi. See "Delphi Funding L.L.C." Delphi Funding is a limited liability company organized under the laws of the State of Delaware and will be managed by Delphi, which beneficially owns all of Delphi Funding's limited liability company interests (other than the DF Preferred Securities, which are non-transferable).

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

            The Company hereby incorporates by reference in this Prospectus its Annual Report on Form 10-K for the fiscal year ended December 31, 1993 and its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1994.

            All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

            The Company undertakes to provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (not including exhibits to such documents unless exhibits are specifically incorporated by reference into such documents). Requests should be directed to Delphi Financial Group, Inc., at 1105 North Market Street, Suite 1230, P.O. Box 8985, Wilmington, Delaware 19899, Attention: Secretary. Telephone requests may be directed to (302) 478-5142.

            The terms "Delphi" and the "Company", as used herein, refer to Delphi Financial Group, Inc. and all its subsidiaries, except where another definition is indicated or the context otherwise requires.

                                 USE OF PROCEEDS

            Except as otherwise stated in the Prospectus Supplement, the net proceeds to be received by the Company from the sale of the Securities will be added to the Company's general funds and used for general corporate purposes. Any specific allocation of the proceeds to a particular purpose that has been made at the date of any Prospectus Supplement will be described therein.

                                   THE COMPANY

            Delphi Financial Group, Inc. ("Delphi" or the "Company") is an insurance holding company engaged through its subsidiaries in offering a diverse portfolio of life, long-term disability and personal accident insurance products principally to the employee benefits market. The Company also offers asset accumulation products (primarily annuities) to individuals and groups. The Company offers its insurance products in all fifty states and the District of Columbia. The Company's three product categories are group insurance, individual insurance and asset accumulation products.

            The Company was organized as a Delaware corporation in 1987 for the purpose of acquiring, through its wholly owned subsidiary, Reliance Standard Life Insurance Company of Texas, a Texas life insurance company ("RSLIC-Texas"), all of the common stock of Reliance Standard Life Insurance Company, an Illinois life insurance company ("RSLIC"), and its subsidiary, First Reliance Standard Life Insurance Company, a New York life insurance company, which companies had historically engaged in the sale of insurance products targeted principally to the employee benefits market.

            Rosenkranz & Company, a New York limited partnership, of which Robert Rosenkranz, Chairman of the Board, President and Chief Executive Officer of the Company, is managing general partner, has approximately a 48.4% equity interest and approximately a 90.4% voting interest, on a fully diluted basis, in the Company.

            The Company's principal executive offices are located at 1105 North Market Street, Suite 1230, P.O. Box 8985, Wilmington, Delaware 19899. Its telephone number is (302) 478-5142.

                            INVESTMENT CONSIDERATIONS

            An investment in the Securities involves a certain degree of risk. Prospective investors should carefully evaluate the following considerations in addition to the other information in this Prospectus and the Prospectus Supplement before purchasing any of the Securities offered hereby.

            Control By Rosenkranz & Company. Each share of Class A Common Stock is entitled to one vote per share on all matters submitted to a shareholder vote and each share of Class B Common Stock, par value $.01 per share, of the Company (the "Class B Common Stock") is entitled to ten votes per share on all such matters. Each share of Class B Common Stock is convertible at any time into one share of Class A Common Stock. The holders of the Class A Common Stock vote as a separate class to elect one director of the Company. See "Description of Capital Stock of Delphi." As of May 31, 1994, Rosenkranz & Company owns 5,885,657 shares of the Class B Common Stock. This represents approximately 48.2% of the total number of shares of Class A and Class B Common Stock outstanding, on a fully diluted basis. These shares owned by Rosenkranz & Company represent approximately 90.3% of the combined voting power of the shareholders of the Company, on a fully diluted basis. Holders of a majority of the voting power of Company have the power to elect all of the members of the Company's Board of Directors (other than the director elected by the holders of Class A Common Stock) and to determine the outcome of fundamental corporate transactions, including mergers and acquisitions, consolidations and sales of all or substantially all of the assets of the Company. The Company is a party to consulting and other agreements with certain affiliates of Rosenkranz & Company which are expected to continue in accordance with their terms.

            Dependence on Key Personnel. The Company is dependent upon the expertise of certain of its key officers, including Charles O'Brien, President and Chief Executive Officer of RSLIC, with respect to its insurance operations, and Thomas Sullivan, President of Delphi Capital Management, Inc. ("DCM"), with respect to its investment operations. Robert

Rosenkranz, President and Chief Executive Officer of the Company, and Robert Posnak, Vice President of the Company, are actively involved in major strategic decisions. If the Company were to lose the services of any of these key officers, its business could be adversely affected. The Company seeks to retain key personnel through competitive compensation arrangements, including the granting of stock options and other incentives. In addition, as the managing partner of Rosenkranz & Company, Mr. Rosenkranz has a substantial continuing interest in the Company's operations. The Company owns and is named beneficiary under two life insurance policies issued by The Prudential Insurance Company of America and Metropolitan Life Insurance Company insuring Mr. Rosenkranz, each such policy having a face amount of $20.0 million. The Company has entered into an employment agreement with Mr. Posnak.

            Insurance Regulations. The Company is highly regulated by state insurance authorities in the states in which its insurance subsidiaries are domiciled and the other states in which they conduct business. Such regulations, among other things, limit the amount of dividends and other payments that can be made by such subsidiaries without prior regulatory approval and impose restrictions on the amount and type of investments such subsidiaries may have. These regulations also affect many other aspects of the Company's insurance subsidiaries' businesses, including, for example, risk-based capital requirements, the type and amount of required asset valuation reserve and interest maintenance reserve accounts, and the terms and conditions of such subsidiaries' insurance products. These regulations are intended to protect policyholders rather than investors.

            Recently, increased scrutiny has been placed upon the insurance regulatory framework, and a number of state legislatures have considered or enacted legislative proposals that alter, and in many cases increase, state authority to regulate insurance companies. In addition, legislation has been introduced in Congress that could result in the federal government assuming some role in the regulation of the insurance industry. In light of these legislative developments, the National Association of Insurance Commissioners and insurance regulators are also involved in a process of reexamining existing laws and their application to insurance companies. In particular, this reexamination has focused on insurance company investment and solvency issues and, in some instances, has resulted in new interpretations of existing law, the development of new laws and the implementation of non-statutory guidelines. These developments may impact the structure of insurance company investment portfolios and the earnings thereon. It is not possible to predict the future impact of changing state and federal regulation on the operations of the Company and its insurance subsidiaries.

            Holding Company Structure. The Company does not anticipate paying any cash dividends on the Class A Common Stock or the Class B Common Stock in the foreseeable future. However, if the Company were to change its present dividend policy, as a holding company, its ability to pay such dividends, as well as to meet debt service obligations and pay expenses will depend upon receipt of sufficient funds from its subsidiaries, as well as the Company's financial resources on a parent company only basis totalling approximately $90.0 million at March 31, 1994, consisting of cash and equity investments in non-insurance subsidiaries. In addition, the Company has at the parent company level available borrowings under its Amended and Restated Credit Agreement dated as of July 13, 1993 among the Company and the lenders named therein.

            The Company's other current sources of liquidity include payments made on surplus debentures issued by RSLIC-Texas (the "Surplus Debentures") and dividends paid from insurance and non-insurance subsidiaries, primarily generated from operating cash flows and short-term investments. A substantial portion of operating funds is derived from the payments made by RSLIC-Texas on the Surplus Debentures, the unpaid principal balance of which was $93.7 million at March 31, 1994. These payments are generally funded by dividend payments made by RSLIC to RSLIC-Texas. These dividends are subject to regulatory restrictions and, in the absence of regulatory approval, are generally limited within any 12-month period, in the aggregate, to the greater of RSLIC's statutory net income for the preceding calendar year, or 10% of RSLIC's statutory surplus as of the preceding December 31, determined in accordance with state insurance regulations. RSLIC's statutory surplus as of March 31, 1994 was $132.6 million. The Company's insurance subsidiaries had funds available for payment to the Company during the remainder of 1994, without prior regulatory approval, totalling $44.7 million at March 31, 1994. This excludes $2.8 million of statutory earnings generated by the insurance subsidiaries during the first three months of 1994, which will be available for payment to the Company in 1995. Additional dividends may also be available to the Company with regulatory approval.

            Investment Performance and Strategy. The market value of the Company's investments varies depending on economic and market conditions. In addition, in the event that investments are called or redeemed prior to stated maturity, the Company may be unable to reinvest the proceeds in securities with comparable interest rates. The Company may also be required in the future to sell certain investments at a price and a time when the market value of such investments is less than the book value of such investments. As of March 31, 1994, 71.1% of the Company's invested assets (including reverse repurchase agreements) consisted of mortgage-backed securities which subject the Company to a degree of extension risk or prepayment risk. As of March 31, 1994, non-investment grade fixed maturity investments, balances with independent investment managers and investments in real estate represented 3.1%, 11.4% and 0.1% of total invested assets, respectively.

            Balances with independent investment managers consist primarily of limited partner interests in limited partnerships employing uncorrelated and inversely correlated investment strategies. Such strategies include hedging of stocks and fixed income investments, futures trading, risk arbitrage using common and preferred stocks, bonds and derivatives, specialized trading of common stocks including buying and selling short securities and mixed, foreign and distressed portfolio management. The Company's weighted average pre-tax returns from this group of investments were 27.5%, 29.2%, 24.5%, 5.7%, 13.4% and 34.5% for the years ended December 31, 1988, 1989, 1990, 1991, 1992 and 1993, respectively, and a negative return of 2.5% for the three months ended March 31, 1994, representing an average annual return of 18.0% over such period. The securities included in the portfolios of these independent investment managers include both long and short positions in domestic and foreign debt and equity securities and commodity, interest rate and currency futures and options. These investments may expose the Company to currency risks inherent in holding foreign securities, as well as the credit risk, interest rate risk and liquidity risk generally associated with fixed maturities and certain futures and options contracts. The Company, as a limited partner in such limited partnerships, does not control the selection of securities to be purchased or sold by the limited partnerships. Because the specific types of securities comprising the portfolios of its investment managers are generally considered proprietary by the partnerships holding such portfolios, limited partners, such as the Company, do not have regular access to information regarding the portfolios; however, such information may be available upon request. Interim and annual audited financial statements are received by the Company, but the timing of the receipt of such information varies among partnerships. Due to the fact that the Company's return on such investments varies from period to period, no assurances can be given that the

Company's historical performance with respect to such investments will continue. Significant losses by one or more of these investment managers could have an adverse effect on the Company's financial condition and results of operations.

            Shares Eligible for Future Sale. As of May 31, 1994, the Company has outstanding 5,885,657 shares of Class B Common Stock and 405,675 additional shares of Class B Common Stock reserved for issuance upon exercise of employee options. All of such Class B Common Stock may be converted into Class A Common Stock, in whole or in part, at any time by the holders thereof and must be converted in certain other circumstances, including upon transfer thereof other than to a limited class of transferees and upon the registration of such shares under the Securities Act. The Company does not intend to list the Class B Common Stock on any exchange or to make any other arrangements for secondary trading thereof. An increase in the number of shares of Common Stock that become available for sale in the public market may adversely affect the trading price of the Class A Common Stock in the public market and could impair the Company's ability to raise additional capital through the sale of its equity securities.

            Competition; Other Factors Affecting Business. There are approximately 2,000 life insurance companies in the United States, including other companies that focus major sales efforts in the employee benefits market or seek to acquire existing blocks of business. The Company estimates that approximately 40 such companies focus major sales efforts in the group long-term disability market. In addition, the Company competes with other financial services companies, such as banks and thrift institutions, which offer investment and other products similar to those offered by the Company. Many of these companies are larger or have greater resources than the Company. The Company believes that its reputation in the marketplace, quality of service and investment returns have enabled it to compete effectively for new insurance business in its targeted markets in the past.

            A continued economic recession could have an adverse effect on underwriting results for the Company's insurance products and the returns on the Company's investment portfolio. The Company's profitability is also significantly affected by its investment results.

            Lack of Prior Public Market. There is currently no public market for the Preferred Stock, Debt Securities, Securities Warrants or DF Preferred Securities offered hereby.
There can be no assurance as to the liquidity of the trading market for any such Securities or that an active public market for any such Securities will develop. If an active public market does not develop, the market price and liquidity of any such Securities may be adversely affected. The public offering price may be determined through negotiations between the Company or Delphi Funding, as the case may be, and one or more underwriters or dealers and may not be indicative of the market price for any such Securities after the offering thereof. See "Plan of Distribution."

                                     RATIOS

            The following table sets forth the ratio of earnings to fixed charges and the ratio of earnings to fixed charges and interest credited to policyholder accounts of the Company for the periods indicated:



                                                           Three Months Ended
                          Years Ended December 31,             March 31,
                        1993  1992  1991  1990  1989         1994   1993
                        ----  ----  ----  ----  ----         ----   ----

Ratio of earnings
  to fixed charges      4.93x 2.79x 2.05x 1.95x 1.91x        3.46x  4.07x

Ratio of earnings
  to fixed charges
  and interest
  credited to
  policyholder
  accounts              1.84x 1.40x 1.21x 1.24x 1.28x        1.42x  1.67x

            In computing the ratios of earnings to fixed charges and earnings to fixed charges and interest credited to policyholder accounts, fixed charges consist of interest expense on indebtedness, including amortization of debt discount, such portion of rental expense which is estimated to be representative of the interest factor and preferred stock dividend requirements, all on a pre-tax basis. Earnings are pre-tax income from continuing operations, plus fixed charges or fixed charges and interest credited to policyholder accounts, as applicable.


                            DESCRIPTION OF SECURITIES

            There may be offered under this Prospectus shares of Preferred Stock, Class A Common Stock or DF Preferred

Securities, certain Debt Securities, Preferred Stock Warrants, Common Stock Warrants, Debt Warrants, Backup Undertakings or any combination of the foregoing, either individually or as units consisting of one or more Securities, provided that the aggregate principal amount of Securities offered by the Company and Delphi Funding will not exceed $150,000,000. If the Securities are offered as units, the terms of the units will be set forth in a Prospectus Supplement.

                  DESCRIPTION OF CAPITAL STOCK OF DELPHI

            The following descriptions and the descriptions contained in "Description of Preferred Stock" and "Description of Common Stock" do not purport to be complete and are subject to, and qualified in their entirety by reference to, the more complete descriptions thereof set forth in the following documents: (i) the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation"); and (ii) its By-Laws, which documents have been incorporated by reference as exhibits to the Registration Statement of which this Prospectus forms a part.

            The Company currently is authorized to issue 40,000,000 shares of Class A Common Stock, 20,000,000 shares of Class B Common Stock (the Class A Common Stock and Class B Common Stock shall be referred to collectively herein as the "Common Stock") and 10,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"). As of May 31, 1994, there were 5,596,627 shares of Class A Common Stock and 5,885,652 shares of Class B Common Stock outstanding. There are no shares of Preferred Stock outstanding.


                         DESCRIPTION OF PREFERRED STOCK

            The following description of the terms of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. Certain terms of any series of the Preferred Stock offered by any Prospectus Supplement will be described in the Prospectus Supplement relating to such series of the Preferred Stock. If so indicated in the Prospectus Supplement relating thereto, the terms of any such series may differ from the terms set forth below. The description of certain provisions of the Preferred Stock set forth below and the description of the terms of a particular series of Preferred Stock set forth in the Prospectus Supplement relating thereto do not purport to be complete and are subject to, and qualified in their entirety by reference to, the Certificate of Incorporation which is incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part, and the Certificate of Designation relating to such series of Preferred Stock, which will be filed with the Commission in connection with the offering of such series of Preferred Stock.

General

            Under the Certificate of Incorporation, the Board of Directors of the Company is authorized without further shareholder action to provide for the issuance of up to 10,000,000 shares of Preferred Stock in one or more series, with such voting powers, full or limited, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issue of a series of such stock, adopted at any time or from time to time by the Board of Directors of the Company (as used herein the term "Board of Directors of the Company" includes any duly authorized committee thereof). The Preferred Stock shall rank senior to the Common Stock as to payments of dividends or payments upon liquidation. The Company may amend from time to time its Certificate of Incorporation to increase the number of authorized shares of Preferred Stock. Any such amendment would require the approval of the holders of a majority of the voting power of the Class A Common Stock and Class B Common Stock, and the approval of the holders of a majority of the outstanding shares of all series of preferred stock voting together as a single class.

            The Preferred Stock shall have the dividend, liquidation, redemption and voting rights set forth below, unless otherwise provided in the Prospectus Supplement relating to a particular series of the Preferred Stock. Reference is made to the Prospectus Supplement relating to the particular series of the Preferred Stock offered thereby for specific terms, including: (i) the title of such Preferred Stock and the number of shares offered; (ii) the liquidation preference per share; (iii) the price at which such Preferred Stock will be issued; (iv) the dividend rate (or method of calculation), the dates on which dividends shall be payable, whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate; (v) any redemption or sinking fund provisions; (vi) the terms of any right to convert or exchange the Preferred Stock into other securities or property of the Company; and (vii) any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of such Preferred Stock.

            The Preferred Stock will, when issued, be fully paid and nonassessable and have no preemptive rights. Unless otherwise specified in the Prospectus Supplement relating to a particular series of the Preferred Stock, each series of the Preferred Stock will rank on a parity as to dividends and liquidation rights in all respects with any other series of the Preferred Stock.

Dividend Rights

            Holders of the Preferred Stock of each series will be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of assets of the Company legally available therefor, cash dividends at such rates and on such dates as are set forth in the Prospectus Supplement relating to such series of the Preferred Stock. Such rate may be fixed, variable or both. Each such dividend will be payable to the holders of record as they appear on the stock record books of the Company on such record dates as will be fixed by the Board of Directors of the Company. Dividends on any series of the Preferred Stock may be cumulative or noncumulative, as provided in the Prospectus Supplement relating thereto.

            Each series of Preferred Stock will be entitled to dividends as described in the Prospectus Supplement relating to such series, which may be based upon one or more methods of determination. Different series of the Preferred Stock may be entitled to dividends at different rates or based upon different methods of determination.

Rights Upon Liquidation

            In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of each series of Preferred Stock will be entitled to receive out of assets of the Company available for distribution to shareholders, before any distribution of assets is made to holders of Common Stock or any other class of stock ranking junior to such series of the Preferred Stock upon liquidation, liquidating distributions in the amount set forth in the Prospectus Supplement relating to such series of the Preferred Stock plus an amount equal to accrued and unpaid dividends for the then-current dividend period and, if such series of the Preferred Stock is cumulative, for all dividend periods prior thereto, all as set forth in the Prospectus Supplement relating to such shares.

Redemption

            Any series of the Preferred Stock may be redeemable, in whole or in part, at the option of the Company, and may be subject to mandatory redemption pursuant to a sinking fund, in each case upon terms, at the times and at the redemption prices set forth in the Prospectus Supplement relating to such series.

Conversion and Exchange

            The terms, if any, on which shares of any series of the Preferred Stock are convertible into Class A Common Stock or exchangeable for Debt Securities will be set forth in the Prospectus Supplement relating thereto. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the Company in which case the number of shares of Class A Common Stock or the amount of Debt Securities to be received by the holders of Preferred Stock would be calculated as of a time and in the manner stated in the Prospectus Supplement.

Transfer Agent and Registrar

            State Street Bank and Trust Company will be the transfer agent, registrar and dividend disbursement agent for the Preferred Stock. The registrar for shares of Preferred Stock will send notices to shareholders of meetings, if any, at which holders of the Preferred Stock have the right to elect directors of the Company or to vote on any other matter.

Voting Rights

            Except as indicated in the Prospectus Supplement relating to a particular series of Preferred Stock, or except as expressly required by applicable law, the holders of the Preferred Stock will not be entitled to any voting rights.

            In addition to any voting rights that may be described in any Prospectus Supplement, under the Delaware General Corporation Law, the holders of the Preferred Stock will have the voting rights set forth under the caption "General" above with respect to amendments to the Certificate of Incorporation which would increase the number of authorized shares of Preferred Stock of the Company.

                           DESCRIPTION OF COMMON STOCK

General

            Subject to the limitations imposed by the terms of the Company's Preferred Stock (described above), holders of the Common Stock are entitled to participate equally in dividends as and when declared by the Board of Directors out of legally available funds. There are no sinking fund or redemption provisions applicable to the Common Stock and the shares of Common Stock are not convertible and do not have any preemptive rights. On liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, after payments have been made to holders of outstanding shares of the Company's Preferred Stock, holders of the Common Stock have the right to share ratably in the remaining net assets available for distribution. All shares of Class A Common Stock sold hereunder will be fully paid and non-assessable.

            State Street Bank and Trust Company is the Transfer Agent for the Common Stock. The Class A Common Stock is listed on the Nasdaq Stock Market.

Class A Common Stock and Class B Common Stock

            All currently outstanding shares of the Class B Common Stock and shares of the Class A Common Stock are fully paid and nonassessable. The holders of the currently outstanding Class B Common Stock and Class A Common Stock do not have any preemptive rights to subscribe for or purchase any additional securities issued by the Company. No redemption or sinking fund provisions are associated with the Class A Common Stock or Class B Common Stock. Cumulative voting is not permitted by holders of either the Class A Common Stock or Class B Common Stock.

            Voting. Holders of Class A Common Stock are entitled to one vote per share. Holders of Class B Common Stock are entitled to ten votes per share (subject to certain limitations in the case of holder of shares held in nominee name). Proposals submitted to a vote of stockholders will be voted on by holders of Class A Common Stock and Class B Common Stock voting together as a single class (subject to any voting rights which may be granted to holders of Preferred Stock), except that holders of the Class A Common Stock will vote as a separate class to elect one director (the "Class A Director") so long as the outstanding shares of Class A Common Stock represent at least 10% of the aggregate number of outstanding shares of the Company's common stock. At all meetings of the stockholders of the Company, unless a separate vote of any class is required, the holders of a majority of the voting power of the Class A Common Stock and Class B Common Stock, represented in person or by proxy, shall constitute a quorum for the transaction of business; and, generally, the affirmative vote of the holders of a majority of the votes cast at a meeting at which a quorum is present shall be the act of the stockholders of the Company. The superior voting rights of the Class B Common Stock might discourage unsolicited merger proposals and unfriendly tender offers and may therefore deprive stockholders of any opportunity to sell their shares at a premium over prevailing market prices.

            Transfer. The Certificate of Incorporation does not contain any restrictions on the transfer of shares of Class A Common Stock. Upon transfer of shares of Class B Common Stock to any person except to a "Permitted Transferee" (as defined therein), such shares of Class B Common Stock will automatically be converted into an equal number of shares of Class A Common Stock. Permitted Transferees of any holder of Class B Common Stock include persons or entities who on January 24, 1990 were holders or beneficial owners of Class B Common Stock or had the right to acquire shares of Class B Common Stock upon the exercise of warrants, certain relatives of such holder of Class B Common Stock, the trustee of a trust exclusively for the benefit of such holder of Class B Common Stock and/or one or more of such holder's Permitted Transferees, the estate of such holder of Class B Common Stock and certain corporations or partnerships of which two-thirds of the voting power is controlled by or under common control with such holder of Class B Common Stock.

            Conversion. Class A Common Stock has no conversion rights. Class B Common Stock is convertible into Class A Common Stock, in whole or in part, at any time and from time to time at the option of the holder, on the basis of one share of Class A Common Stock for each share of Class B Common Stock converted. If at any time the number of outstanding shares of Class B Common Stock falls below 5% of the aggregate number of issued and outstanding shares of Common Stock or the Board of Directors and the holders of a majority of the outstanding shares of Class B Common Stock approve the conversion of all of the Class B Common Stock into Class A Common Stock, then each outstanding share of Class B Common Stock shall automatically convert into one share of Class A Common Stock. In the event of a transfer of shares of Class B Common Stock, other than to a Permitted Transferee, each share of Class B Common Stock so transferred shall be automatically converted into one share of Class A Common Stock.

            Dividends. Holders of Class A Common Stock and Class B Common Stock are entitled to receive cash dividends pro rata on a per share basis if and when such dividends are declared by the Board of Directors of the Company from funds legally available therefor. In the case of any dividend paid other than in cash, holders of Class A Common Stock and Class B Common Stock are entitled to receive such dividend pro rata on a per share basis. Dividends paid in common stock may be paid (i) in shares of Class A Common Stock on the Class A Common Stock and Class B Common Stock, (ii) in shares of Class B Common Stock on the Class A Common Stock and Class B Common Stock and (iii) in shares of Class A Common Stock on the Class A Common Stock and in shares of Class B Common Stock on the Class B Common Stock. Under a regulation promulgated by the National Association of Securities Dealers, Inc., payment of any dividend in shares of Class B Common Stock would likely result in the shares of Class A Common Stock being ineligible for continued listing on the Nasdaq Stock Market or for listing on any national securities exchange.

            Liquidation, Merger or Consolidation. Holders of Class A Common Stock and Class B Common Stock share with each other, after payments of any preferential amounts to which the holders of Preferred Stock are entitled, on a ratable basis as a single class, in the net assets of the Company available for distribution in respect of Class A Common Stock and Class B Common Stock in the event of liquidation or any payments made on the Common Stock in the event of a merger or consolidation of the Company.

            Other Terms. Neither the Class A Common Stock nor the Class B Common Stock may be subdivided or combined in any manner unless contemporaneously therewith the other class of shares is subdivided or combined in the same proportion.

            Additional shares of Class B Common Stock may not be issued except
(i) in payment of a stock dividend on then outstanding shares of Class B Common Stock; (ii) in connection with a stock split, reclassification or other subdivision of then outstanding shares of Class B Common Stock; and (iii) upon exercise of options or warrants previously issued to certain key employees of the Company.

Delaware Law and Certain Provisions of the
Company's Certificate of Incorporation____

            The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law ("Section 203"). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date that the person became an interested stockholder unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation's voting stock.

            The Certificate of Incorporation prohibits stockholders from taking any action without a meeting, except upon unanimous written consent. In addition, special meetings of stockholders may only be called by the Board of Directors. These provisions may have the effect of delaying consideration of a stockholder proposal until the next annual meeting unless a special meeting is called by the Board of Directors of the Company. The Certificate of Incorporation also provides that the Board of Directors has the exclusive power to fill newly created directorships and vacancies in the Board. The Certificate of Incorporation provides that directors of the Company will not be personally liable for monetary damages for breach of the director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchase or redemptions as provided in section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. The Certificate of Incorporation provides that the Company shall indemnify its officers and directors to the fullest extent permitted by Delaware law.


                         DESCRIPTION OF DEBT SECURITIES

            The following description sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Debt Securities.

            The Senior Debt Securities are to be issued under an Indenture to be dated as of a date to be determined (together with any supplements or amendments, the "Senior Indenture") between the Company and a trustee to be designated (the "Senior Trustee"). The Subordinated Debt Securities are to be issued under an Indenture to be dated as of a date to be determined (together with any supplements or amendments, the "Subordinated Indenture"), between the Company and a trustee to be designated (the "Subordinated Trustee", and together with the Senior Trustee, the "Trustees"). The Senior Indenture and the Subordinated Indenture (collectively, the "Indentures") are exhibits to the Registration Statement. The particular terms of the Debt Securities will be described in a Prospectus Supplement and set forth in a final form of the corresponding Indenture.

            The statements in this description of the Debt Securities and the Indentures pursuant to which they are to be issued are a summary of such instruments and do not purport to be complete. The terms of the Debt Securities include those stated in the Indentures and those made part of the Indentures by reference to the Trust Indenture Act of 1939 as in effect on the date of the Indentures (the "TIA"). The Debt Securities are subject to all such terms, and holders of Debt Securities are referred to the Indentures and the TIA for a statement of such terms. Anyone who receives this Prospectus may obtain a copy of the proposed Indentures without charge by writing to the Secretary of the Company at the address set forth under "Incorporation of Certain Documents by Reference." As used under this caption "Description of Debt Securities," the terms "Delphi" and the "Company" refer to Delphi Financial Group, Inc. and do not include the Company's subsidiaries ("Subsidiaries") unless otherwise indicated by reference to a definition from the Indentures.

General

            The Indentures do not limit the aggregate principal amount of Debt Securities which may be issued thereunder and each Indenture provides that Debt Securities may be issued thereunder from time to time in one or more series, each in an aggregate principal amount authorized by the Company prior to issuance. Unless otherwise specified in the Prospectus Supplement, the Senior Debt Securities when issued will be unsecured and unsubordinated obligations of the Company and will rank equally and ratably with all other unsecured and unsubordinated indebtedness of the Company. The Subordinated Debt Securities when issued will be subordinated in right of payment to the prior payment in full of all Senior Indebtedness

(as defined below) of the Company, as described under "Subordination of Subordinated Debt Securities" and in the Prospectus Supplement applicable to an offering of Subordinated Debt Securities.

            The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms, where applicable, of each of the series of the Debt Securities: (1) the title of the Debt Securities and the series of which the Debt Securities shall be a part; (2) any limit on the aggregate principal amount of any series of the Debt Securities; (3) the price (expressed as a percentage of the aggregate principal amount thereof) at which the Debt Securities will be issued; (4) the date or dates (or manner of determining the same) on which the principal of the Debt Securities is payable; (5) the rate or rates (which may be fixed, variable or both) per annum (or a manner of determining the same) at which the Debt Securities will bear interest, if any, and whether the interest rate on the Debt Securities may be reset upon certain designated events; (6) the date from which such interest, if any, on the Debt Securities will accrue, the dates on which such interest, if any, will be payable, the date on which payment of such interest, if any, will commence and the record dates for such interest payment dates, if any; (7) the place or places where principal of (and premium, if any) and interest, if any, on the Debt Securities will be payable; (8) the period or periods within which, the price or prices at which, and the terms and conditions upon which the Debt Securities may be redeemed, in whole or in part, at the option of the Company, if applicable; (9) the obligations, if any, of the Company to convert Debt Securities into other securities of the Company at the option of the holder thereof, the period or periods within which, the price or prices at which and the terms and conditions upon which Debt Securities will be convertible into such other securities and the terms of such other securities; (10) the obligation, if any, of the Company to redeem or purchase the Debt Securities at the option of a holder thereof, and the period or periods within which, the price or prices at which, and the terms and conditions upon which the Debt Securities will be redeemed or purchased, in whole or in part, pursuant to any such obligation; (11) the dates, if any, on which and the price or prices at which the Debt Securities will, pursuant to any mandatory sinking fund provisions, or may, pursuant to any optional redemption or sinking fund provisions or pursuant to any purchase fund provisions, be redeemed by the Company, and the other detailed terms and provisions of such sinking and/or purchase fund; (12) the denominations in which the Debt Securities are authorized to be issued; (13) whether the Debt

Securities are to be represented in whole or in part by a Debt Security in global form and, if so, the identity of the depositary ("Depositary") for any Debt Security in global form; (14) if other than the full principal amount thereof, the portion of the principal amount of the Debt Securities which will be payable upon declaration of acceleration of the maturity thereof; (15) if the amount of payments of principal of (and premium, if any) or interest, if any, on the Debt Securities may be determined with reference to an index, the manner in which such amounts will be determined; (16) whether the Debt Securities are to be issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code of 1986, as amended; (17) any addition to, or modification or deletion of, any Events of Default (as defined herein) or covenants provided for in the Indenture with respect to the Debt Securities;
(18) the classification as Senior Debt Securities or Subordinated Debt Securities; and (19) any other specific terms of the offered Debt Securities. Debt Securities may also be issued under the Indentures in exchange for Preferred Stock, upon the exercise of warrants or as Payment- In-Kind (as defined herein). Reference is also made to the Prospectus Supplement for information with respect to any additional covenants that may be included in the terms of the Debt Securities offered thereby.

            Unless otherwise set forth in the applicable Prospectus Supplement or Prospectus Supplements, neither the Indentures nor the Debt Securities will contain provisions which would afford holders of the Debt Securities protection in the event of a decline in the credit rating of the Company or the Debt Securities as the result of a takeover, recapitalization or similar restructuring or a highly leveraged or similar transaction involving the Company that could adversely affect such holders.

            The Debt Securities will bear interest at a rate and on dates to be determined. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company may pay principal and interest by check and may mail an interest check to a holder's registered address. The Debt Securities will mature on a date to be determined. Holders must surrender Debt Securities to a Paying Agent to collect principal payments. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

            Unless otherwise provided in the applicable Prospectus Supplement, the Debt Securities will be redeemable in whole or from time to time in part, on or after a date to be determined, at the Company's option, at specified redemption prices (which may vary according to the date of redemption) plus accrued interest to the redemption date. Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Debt Securities to be redeemed at his or her registered address. Debt Securities in a denomination larger than $1,000 may be redeemed in part. On and after the redemption date, interest ceases to accrue on Debt Securities or portions thereof called for redemption.

            The Debt Securities of a series may be issued in whole or in part in the form of one or more global Debt Securities ("Global Debt Securities") that will be deposited with, or on behalf of, a Depositary identified in the Prospectus Supplement relating to the series. Unless otherwise indicated in the Prospectus Supplement relating to a series, the terms of the depositary arrangement with respect to any Debt Securities of a series specified in the Prospectus Supplement as being represented by Global Debt Securities will be as set forth below under "Global Debt Securities."

            No service charge will be made for any registration of transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            Debt Securities may be sold at a discount (which may be substantial) below their stated principal amount bearing no interest or interest at a rate which at the time of issuance is below market rates. Any material United States federal income tax consequences and other special considerations applicable thereto will be described in the Prospectus Supplement relating to any such Debt Securities.

            The terms of the Debt Securities may allow the Company to pay all or a portion of an installment of interest, for all or a part of the period of time such series of Debt Securities is outstanding, through the issuance of additional Debt Securities of such series in lieu of cash in satisfaction of the interest payment due ("Payment-in-Kind"), in accordance with the terms of the relevant Indenture. The terms of such series of Debt Securities will be set forth in the Prospectus Supplement relating thereto.

            If any of the Debt Securities are sold for any foreign currency or currency unit or if the principal of, or premium or interest, if any, on any of the Debt Securities is payable in any foreign currency or currency unit, the restrictions, elections, tax consequences, specific terms and other information with respect to such Debt Securities and such foreign currency or currency unit will be set forth in the Prospectus Supplement relating thereto.

            Since the Company is a holding company, the rights of the Company, and hence the right of creditors of the Company (including the holders of Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized.

            In the event that the definitive terms of any Debt Securities provide for the repurchase thereof by the Company in certain circumstances, the Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable to such repurchase. To the extent that the provisions of any securities laws or regulations conflict with the relevant provisions of the Indenture relating to such Debt Securities, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under such Indenture provisions by virtue thereof.

Events of Default

            Unless otherwise specified in the Prospectus Supplement, the following events are defined in the Indentures as "Events of Default" with respect to any series of Debt Securities issued thereunder: (a) default for 30 days in payment of interest on any Debt Security of such series; (b) default in payment of principal when due (at maturity, upon redemption or otherwise) on any Debt Security of such series when and as the same shall be due and payable; (c) failure to perform any other covenant of the Company in the Indentures (other than a covenant included in the Indentures solely for the benefit of one or more series of Debt Securities other than that series), continued for 60 days after written notice as provided in the Indentures; (d) acceleration of in excess of an aggregate of $10,000,000 of indebtedness for borrowed money of the Company or any Subsidiary (as defined) that is not rescinded or annulled prior to entry of a final judgment in favor of the holders thereof; (e) a final judgment for the payment of $10,000,000 or more rendered against the Company or any Subsidiary in any court of competent jurisdiction and not fully covered by insurance or not discharged or stayed within 60 days after the date all rights to appeal have been extinguished; (f) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or its property; and (g) any other Event of Default as may be specified with respect to Debt Securities of such series.

            No Event of Default with respect to Debt Securities of a particular series shall necessarily constitute an Event of Default with respect to Debt Securities of any other series. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Debt Securities then outstanding of that series may declare 100% of the principal amount (or, if the Debt Securities of that series are Discounted Securities within the meaning of the Indenture, such portion of the principal amount as may be specified in the terms of that series) of all Debt Securities of that series and interest accrued to the date of acceleration to be due and payable immediately; provided, however, that under certain circumstances the holders of a majority in aggregate principal amount of the Debt Securities of that series then outstanding may rescind or annul such declaration and its consequences. Such declaration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or interest on the Debt Securities) may be waived by the holders of a majority in principal amount of outstanding Debt Securities upon the conditions provided in the Indentures.

            Holders of Debt Securities may not enforce the Indentures or the Debt Securities except as provided in the Indentures. A Trustee may require indemnity satisfactory to it before it enforces any Indenture to which it is a party or corresponding series of Debt Securities. Subject to certain limitations, holders of a majority in aggregate principal amount of the Debt Securities outstanding of a series may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of Debt Securities notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interest. The Company is required to file periodic reports with the Trustee regarding compliance by the Company with the terms of the Indentures and specifying any defaults of which the signers may have knowledge.

            A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Debt Securities or the Indentures or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Debt Securities by accepting Debt Securities waives and releases all such liability.

Transfer and Exchange

            Unless otherwise provided in the applicable Prospectus Supplement, the Debt Securities will be issued only in registered form and in denominations of $1,000 and integral multiples of $1,000. A holder may transfer or exchange any Debt Security in accordance with the relevant Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any tax or other governmental charge imposed in relation thereto. The Registrar need not transfer or exchange any Debt Securities selected for redemption. Also, it need not transfer or exchange any Debt Securities for a period of 15 days before a selection of Debt Securities to be redeemed. The registered holder of Debt Securities may be treated as the owner of them for all purposes.

Amendment, Supplement, Waiver

            Subject to certain exceptions, the Indentures or the Debt Securities may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of each series so affected, and any past default or compliance with any provision may be waived with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series so affected, but no reduction of the percentage required for modification, reduction in the interest rate or extension of the time of payment of interest, reduction of the principal amount or extension of the maturity of, or alteration in the redemption provisions of any Debt Security, waiver of a payment default, change in the stated currency of the Debt Security, or change to the provisions governing waivers and amendments in a manner adverse to the holders of Debt Securities will be effective against any holder of Debt Securities without such holder's consent.

            Without the consent of any holder of Debt Securities, the Company may amend or supplement any of the Indentures or the Debt Securities to cure any ambiguity, defect or inconsistency, to evidence the succession of another corporation to the Company, to provide that specific provisions of the Indentures will not apply to a series not previously issued, to provide for uncertificated Debt Securities in addition to or in place of certificated Debt Securities, to create a series and establish its terms, to provide for a separate Trustee for one or more series, to add to the covenants of the Company or surrender any right or power conferred upon the Company, to evidence or provide for a successor Trustee, or to make any change that does not materially adversely affect the rights of any holder of Debt Securities.

Consolidation, Merger and Sale of Assets

            The Company, without the consent of any holder of Debt Securities, may consolidate with or merge into, or convey, transfer or lease its assets substantially as an entirety to, any person, provided that the person formed by such consolidation or into which the Company is merged or which acquires or leases the assets of the Company substantially as an entirety is a corporation, partnership or trust organized under the laws of any United States jurisdiction and assumes by supplemental indenture the Company's obligations on the Debt Securities and under the Indentures, that after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, and that certain other conditions are met. Upon compliance with these provisions by a successor person, the Company will be relieved of its obligations under the Indentures and the Debt Securities.

Discharge and Defeasance

            The Company may terminate its obligations under each Indenture, other than its obligation to pay the principal of (and premium, if any) and interest on the Debt Securities of any series and certain other obligations, if it (i) irrevocably deposits in trust with the Trustee money or U.S. Government Obligations (as defined herein) maturing as to principal and interest sufficient to pay the principal of, any interest on, and any mandatory sinking funds in respect of, all outstanding Debt Securities of such series on the stated maturity of such payments or on any redemption date and (ii) complies with any additional conditions specified to be applicable with respect to the covenant defeasance of Debt Securities of such series.

            The terms of any series of Debt Securities may also provide for legal defeasance pursuant to the relevant Indenture. In such case, if the Company (i) irrevocably deposits in trust money or U.S. Government Obligations as described above, (ii) makes a request to the Trustee to be discharged from its obligations on the Debt Securities of such series and (iii) complies with any additional conditions specified to be applicable with respect to legal defeasance of Debt Securities of such series, then the Company shall be deemed to have paid and discharged the entire indebtedness on all the outstanding Debt Securities of such series and the obligations of the Company under the applicable Indenture and the Debt Securities of such series to pay the principal of (and premium, if any) and interest on the Debt Securities of such series shall cease, terminate and be completely discharged, and the holders thereof shall thereafter be entitled only to payment out of the money or U.S. Government Obligations deposited with the Trustee as aforesaid, unless the Company's obligations are revived and reinstated because the Trustee is unable to apply such trust fund by reason of any legal proceeding, order or judgment.

            "U.S. Government Obligations" are defined in each Indenture as direct noncallable obligations of, or noncallable obligations the payment of principal of and interest on which is guaranteed by, the United States of America, or to the payment of which obligations or guarantees the full faith and credit of the United States of America is pledged, or beneficial interests in a trust the corpus of which consists exclusively of money or such obligations or a combination thereof.


Conversion Rights

            The terms, if any, on which Debt Securities of a series may be converted into shares of Preferred Stock or Class A Common Stock will be set forth in the Prospectus Supplement relating thereto.

Subordination of Subordinated Debt Securities

            Unless otherwise indicated in the Prospectus Supplement, the following provisions will apply to the Subordinated Debt Securities.

            The Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness, including the Senior Debt Securities. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Company, the holders of Senior Indebtedness will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Indebtedness before the holders of the Subordinated Debt Securities will be entitled to receive or retain any payment in respect of the principal of (and premium, if any) or interest, if any, on the Subordinated Debt Securities.

            By reason of such subordination, in the event of liquidation or insolvency, creditors of the Company who are not holders of Senior Indebtedness or Subordinated Debt Securities may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of the Subordinated Debt Securities.

            In the event of the acceleration of the maturity of any Subordinated Debt Securities, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon before the holders of the Subordinated Debt Securities will be entitled to receive any payment upon the principal of (or premium, if any) or interest, if any, on the Subordinated Debt Securities.

            No payments on account of principal (or premium, if any) or interest, if any, in respect of the Subordinated Debt Securities may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness permitting the acceleration of the maturity thereof.

            "Senior Indebtedness" means (1) any indebtedness of the Company (i) for borrowed money or (ii) evidenced by a note, debenture or similar instrument (including obligations incurred under leases which are or may be capitalized under generally accepted accounting principles and purchase money obligations) given in connection with the acquisition of any property or assets, (2) any indebtedness of others described in the preceding clause (1) for which the Company is responsible or liable as guarantor or otherwise, (3) any indebtedness now outstanding or hereafter incurred by the Company in connection with an acquisition by the Company or a Subsidiary of the stock or substantially all of the assets of another person or a merger or consolidation to which the Company or a Subsidiary is a party, for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise, and (4) all deferrals, renewals, extensions and refundings of any such indebtedness or obligations; other than indebtedness as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness is subordinate in right of payment to any other indebtedness of the Company.

Global Debt Securities

            If Debt Securities of a series are to be issued as Global Debt Securities, one or more Global Debt Securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of outstanding Debt Securities of the series to be represented by such Global Debt Security or Global Debt Securities. Global Debt Securities may be issued in registered and in either temporary or permanent form.

            Ownership of beneficial interests in Global Debt Securities will be limited to persons that have accounts with the Depositary ("participants") or persons that may hold interests through participants. Ownership interests in Global Debt Securities will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary or its nominee for such Global Debt Securities (with respect to a participant's interest) and records maintained by participants (with respect to interests of persons other than participants).

            Unless otherwise provided in a Prospectus Supplement, payment of principal of and any premium and interest on the book-entry Debt Securities represented by a Global Debt Security will be made to the Depositary or its nominee, as the case may be, as the sole registered owner and the sole holder of the book-entry Debt Securities represented thereby for all purposes under the Indenture. Neither the Company or the Trustee, nor any agent of the Company or the Trustee, will have any responsibility or liability for any acts or omissions of the Depositary, for any records of the Depositary relating to beneficial ownership interests in any Global Debt Security or for any transactions between the Depositary and beneficial owners.

            The Company expects that upon receipt of any payment of principal of or any premium or interest on a Global Debt Security, the Depositary will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Debt Security as shown on the records of the Depositary. The Company also expects that payments by participants to owners of beneficial interests in Global Debt Securities held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for customer accounts registered in "street name," and will be the sole responsibility of such participants.

            Unless otherwise provided in the Prospectus Supplement, Global Debt Securities will not be transferred except as a whole by the Depositary to a nominee of the Depositary. Global Debt Securities will be exchangeable only if
(i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Debt Securities or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act,
(ii) the Company in its sole discretion determines that such Global Debt Securities shall be exchangeable for definitive Debt Securities in registered form, or (iii) an Event of Default with respect to the series of Debt Securities represented by such Global Debt Securities has occurred and is continuing. Any Global Debt Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for registered Debt Securities issuable in denominations of $1,000 and integral multiples thereof and registered in such names as the Depositary holding such Global Debt Security shall direct. Subject to the foregoing, the Global Debt Security is not exchangeable, except for a Global Debt Security of like denomination to be registered in the name of the Depositary or its nominee.

            So long as the Depositary for Global Debt Securities of a series, or its nominee, is the registered owner of such Global Debt Securities, such Depositary or such nominee, as the case may be, will be considered the sole holder of Debt Securities represented by such Global Debt Securities for the purposes of receiving payment on such Global Debt Securities, receiving notices and for all other purposes under the related Indenture and such Global Debt Securities. Except as provided above, owners of beneficial interests in Global Debt Securities of a series will not be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the holders thereof for any purpose under the Indenture. Accordingly, each person owning a beneficial interest in a Global Debt Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. The Depositary may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of holders or that an owner of a beneficial interest in such a Global Debt Security desires to give or take any action which a holder is entitled to give or take under the Indenture, the Depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them. The Company, however, shall have no liability for any Depositary's or participant's failure to so act.

Regarding the Trustees

            Each Indenture will contain limitations on the right of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined) it must eliminate such conflict or resign.

            The holders of a majority in aggregate principal amount of all outstanding Debt Securities of a series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustees. The Indentures will provide that in case an Event of Default shall occur (which shall not be cured), the relevant Trustee will be required to use the degree of care of a prudent person in the conduct of its own affairs in the exercise of its power. Subject to such provisions, no Trustee will be under any obligation to exercise any of its rights or powers under the Indentures at the request of any of the holders of Debt Securities unless they have offered to each Trustee security and indemnity satisfactory to it.

Governing Law

            The Indentures are governed by and shall be construed in accordance with the laws of the State of New York but without regard to principles of conflicts of laws.


                             DESCRIPTION OF WARRANTS

            The Company may issue Warrants, including Warrants to purchase Debt Securities ("Debt Warrants"), Warrants to purchase Class A Common Stock or Preferred Stock ("Stock

Warrants") as well as other types of Warrants to purchase other types of Securities. Warrants may be issued independently or together with any other Securities and may be attached to or separate from such Securities. Each series of Warrants will be issued under a separate warrant agreement (each a "Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent (the "Warrant Agent"), all as shall be set forth in the Prospectus Supplement relating to Warrants being offered pursuant thereto. The following sets forth certain general terms and provisions of the warrants offered pursuant thereto.

Debt Warrants

            The applicable Prospectus Supplement will describe the terms of any Debt Warrants offered thereby, the Warrant Agreement relating to such Debt Warrants and the debt warrant certificates representing such Debt Warrants, including the following: (1) the title of such Debt Warrants; (2) the aggregate number of such Debt Warrants; (3) the price or prices at which such Debt Warrants will be issued; (4) the currency or currencies, including composite currencies or currency units, in which the price of such Debt Warrants may be payable; (5) the designation, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of such Debt Warrants, and the procedures and conditions relating to the exercise of such Debt Warrants; (6) the designation and terms of any related Debt Securities with which such Debt Warrants are issued, and the number of such Debt Warrants issued with each such Debt Security; (7) the currency or currencies, including composite currencies or currency units, in which the principal of (or premium, if any), or interest, if any, on the Debt Securities purchasable upon exercise of such Debt Warrants will be payable; (8) the date, if any, on and after which such Debt Warrants and the related Debt Securities will be separately transferable; (9) the price at which and the currency, including composite currency or currency unit, in which such principal amount of Debt Securities may be purchased upon such exercise; (10) the date on which the right to exercise such Debt Warrants shall commence, and the date on which such right shall expire; (11) the maximum or minimum number of such Debt Warrants which may be exercised at any time; (12) a discussion of material federal income tax considerations, if any; and (13) any other terms of such Debt Warrants and terms, procedures and limitations relating to the exercise of such Debt Warrants.

            Debt Warrant certificates will be exchangeable for new Debt Warrant certificates of different denominations, and

Debt Warrants may be exercised, at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement. Prior to the exercise of their Debt Warrants, holders of Debt Warrants will not have any of the rights of holders of the Debt Securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the Debt Securities purchasable upon such exercise.

Stock and Other Warrants

            The Company may issue other Warrants. The applicable Prospectus Supplement will describe the following terms of any Stock Warrants or such other Warrants in respect of which this Prospectus is being delivered: (1) the title of such Warrants; (2) the Securities (which may include Preferred Stock or Class A Common Stock) on which such Warrants are exercisable; (3) the price or prices at which such Warrants will be issued; (4) the currency or currencies, including composite currencies or currency units, in which the price of such Warrants may be payable; (5) if applicable, the designation and terms of the Preferred Stock or Class A Common Stock with which such Warrants are issued, and the number of such Warrants issued with each such share of Preferred Stock or Class A Common Stock; (6) if applicable, the date on and after which such Warrants and the related Preferred Stock or Class A Common Stock will be separately transferable;
(7) if applicable, a discussion of material federal income tax considerations; and (8) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.

Exercise of Warrants

            Each Warrant will entitle the holder of Warrants to purchase for cash such principal amount or number of shares, as applicable, of Securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the Warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the Prospectus Supplement relating to the Warrants offered thereby. After the close of business on the expiration date, unexercised Warrants will become void.

            Warrants may be exercised as set forth in the Prospectus Supplement relating to the Warrants offered thereby. Upon receipt of payment and the Warrant certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement, the Company will, as soon as practicable, forward the Securities purchasable upon such exercise. If less than all of the Warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining Warrants.


                              DELPHI FUNDING L.L.C.

General

            Delphi Funding, a subsidiary of Delphi, is a limited liability company organized under the laws of the State of Delaware. All of its limited liability company interests (other than DF Preferred Securities) are beneficially owned by Delphi and are non-transferable. Delphi Funding's registered office in the State of Delaware is c/o Delphi Financial Group, Inc., 1105 North Market Street, Suite 1230, P.O. Box 8985, Wilmington, Delaware 19899, telephone: (302) 478-5142. Delphi Funding has no board of directors, and all of its business and affairs will be conducted by Delphi, as manager (the "Manager"). The location of the principal executive offices of the Manager is set forth above under "The Company." Delphi Funding exists solely for the purpose of issuing its DF Preferred Securities and lending the net proceeds from the sale thereof to Delphi.

DF Preferred Securities

            Delphi Funding may, from time to time, issue DF Preferred Securities, in one or more series, having terms described in the Prospectus Supplement relating thereto. Under Delphi Funding's Limited Liability Company Agreement, as it will be amended and restated (the "Limited Liability Company Agreement"), Delphi will be authorized to establish one or more classes or series of DF Preferred Securities, having such terms, including dividend, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or restrictions as Delphi may determine. All DF Preferred Securities offered hereby will be guaranteed by Delphi to the limited extent set forth below under "Guarantee" and may also be entitled to the benefits of certain undertakings of Delphi as described below under "Backup Undertakings." Any special Federal income tax, accounting or other considerations applicable to any offering of DF Preferred Securities and related Backup Undertakings will be described in the Prospectus Supplement relating thereto.

Guarantee

            Delphi will irrevocably and unconditionally agree (such agreement, the "Guarantee"), to the extent set forth herein to pay in full, to the holders of DF Preferred Securities of any class or series, the Guarantee Payments (as defined below), as and when due, regardless of any defense, right of set-off or counterclaim which Delphi Funding may have or assert. The Guarantee will constitute a guarantee of payment and not of collection, and may be enforced by holders of DF Preferred Securities directly against Delphi. The following payments to the extent not paid by Delphi Funding (the "Guarantee Payments") will be subject to the Guarantee (without duplication): (i) any accumulated arrears and accruals of unpaid dividends which have heretofore been declared on the DF Preferred Securities of such class or series out of moneys legally available therefor, (ii) the redemption price, including all accumulated arrears and accruals of unpaid dividends payable, out of moneys legally available therefor, with respect to any DF Preferred Securities of such class or series called for redemption, and (iii) upon a liquidation of Delphi Funding, the greater of (a) the aggregate of the liquidation preference and all accumulated arrears and accruals of unpaid dividends (whether or not declared) on the DF Preferred Securities of such class or series to the date of payment and (b) the amount of assets of Delphi Funding remaining available for distribution in liquidation to the holders of DF Preferred Securities of such class or series. In addition, the Prospectus Supplement relating to a class or series of DF Preferred Securities will describe the rank of the Guarantee and any additional covenants or other terms of the Guarantee of Delphi with respect to such class or series.

Backup Undertakings

            In connection with any class or series of DF Preferred Securities, Delphi may enter into additional agreements with Delphi Funding, including intercompany loan agreements and amendments to Delphi Funding's Limited Liability Company Agreement, that operate directly or indirectly for the benefit of the holders of DF Preferred Securities. The Guarantee described above under "Guarantee" and any such other arrangements are herein collectively referred to as "Backup Undertakings" of Delphi and will be described in the Prospectus Supplement relating to any class or series of DF Preferred Securities.

                              PLAN OF DISTRIBUTION

            The Company and/or Delphi Funding may sell Securities in and/or outside of the United States to or through one or more underwriters, or to dealers, acting as principals for their own accounts, and each reserves the right to sell their Securities directly to other purchasers or through agents on their own behalf. The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices which may be changed from time to time, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Each Prospectus Supplement will describe the method of distribution of the Securities.

            In connection with the sale of Securities, underwriters and dealers may receive compensation from the Company and/or Delphi Funding or from purchasers of Securities for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents who participate in the distribution of Securities may be deemed to be underwriters under the Securities Act and any discounts or commissions received by them and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified and any such compensation will be described in the Prospectus Supplement.

            Under agreements which may be entered into by the Company, underwriters and agents who participate in the distribution of Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

            If so indicated in the Prospectus Supplement, the Company will authorize underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Securities from the Company pursuant to delayed delivery contracts ("Delayed Delivery Contracts") providing for payment and delivery on a future date. Institutions with which such Delayed Delivery Contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Company.


                                 LEGAL OPINIONS

            Certain legal matters in connection with the offering of of the Securities of Delphi will be passed upon for the Company by Chad W. Coulter, General Counsel of RSLIC, and certain legal matters in connection with the offering of the Securities of Delphi and the DF Preferred Securities will be passed upon for the Company and Delphi Funding by Cahill Gordon & Reindel, a partnership including a professional corporation, New York, New York.


                                     EXPERTS

            The consolidated financial statements and schedules of Delphi Financial Group, Inc. and subsidiaries appearing in Delphi Financial Group, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1993 have been audited by Ernst & Young, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


     No person has been authorized to give
any information or to make any representations other
than those contained or incorporated by reference in this
Prospectus Supplement or the Prospectus, and, if given
or made, such informationor representations must not be
relied upon as having been                                                                $100,000,000
authorized.  This Prospectus Supplement and the Prospectus
do not constitute an offer to sell or the solicitation of
an offer to buy any securities                                                         DELPHI FUNDING L.L.C
other than the securities described in this Prospectus
Supplement or an offer to sell or the solicitation of of
an offer to buy such securities in any                                                 % Capital Securities,
circumstances in which such offer or solicitation                                              Series A
is unlawful.  Neither the delivery of this                                          fully and unconditionally
Prospectus Supplement or the Prospectus as nor                                      guaranteed, as described
any sale made hereunder or thereunder shall, under                                         herein, by
any circumstances, create any implication that there                              DELPHI FINANCIAL GROUP, INC.
has been no change in the affairs of the Company                                          _____________
Company since the date hereof or that the inform-
ation contained herein or therein is correct at                                              [LOGO]
any time subsequent to its date.                                                          _____________
           -----------------

           TABLE OF CONTENTS
                                                      Page
       Prospectus Supplement

Risk Factors......................................
Delphi Financial Group, Inc. .....................
Delphi Funding L.L.C. ............................
Selected Historical Financial Data................
Certain Terms of Series A Capital
  Securities......................................
Certain Terms of Series A  Subordinated
  Debentures......................................
Certain Terms of Series A Guarantee...............
Relationship Among the Series A Capital
  Securities, the Series A Subordinated
  Debentures and the Series A Guarantee...........
Certain Federal Income Tax Considerations.........
Certain ERISA Considerations......................
Book-Entry Issuance...............................
Underwriting......................................
Experts...........................................
Validity of Securities............................
Available Information.............................                                  [Names of Underwriters]
Incorporation of Certain Documents by
  Reference.......................................

          Prospectus

Available Information.............................       3
Incorporation of Certain Documents by
  Reference.......................................       4
Use of Proceeds...................................       5
The Company.......................................       5
Investment Considerations.........................       6
Ratios............................................      11
Description of Securities.........................      11
Description of Capital Stock of Delphi............      12
Description of Preferred Stock....................      12
Description of Common Stock.......................      16
Description of Debt Securities....................      19
Description of Warrants...........................      32
Delphi Funding L.L.C..............................      34
Plan of Distribution..............................      36
Legal Opinions....................................      37
Experts...........................................      38
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